Exhibit 10.162

                      LIMITED LIABILITY COMPANY AGREEMENT

                               TABLE OF CONTENTS

I.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
      1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . .  1

II.   FORMATION OF COMPANY; FILINGS . . . . . . . . . . . . . . . . . . . .  6
      2.1      Formation  . . . . . . . . . . . . . . . . . . . . . . . . .  6
      2.2      Registered Office and Registered Agent.  . . . . . . . . . .  6
      2.3      Filings  . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      2.4      Relationship of the Parties  . . . . . . . . . . . . . . . .  6

III.  NAME; PURPOSE; PLACE OF BUSINESS; TERM  . . . . . . . . . . . . . . .  7
      3.1      Name . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      3.2      Purposes . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      3.3      Place of Business  . . . . . . . . . . . . . . . . . . . . .  8
      3.4      Term . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

IV.   MEMBERS; RESTRICTION ON DISPOSITION OF INTEREST;PREFERENTIAL RIGHT OF
      PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
      4.1      Members  . . . . . . . . . . . . . . . . . . . . . . . . . .  8
      4.2      Restrictions on the Disposition of an Interest . . . . . . .  8
      4.3      Preferential Right of Purchase . . . . . . . . . . . . . . .  9
      4.4      Disposition Documents  . . . . . . . . . . . . . . . . . . . 11
      4.5      Legality . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      4.6      Status After Disposition . . . . . . . . . . . . . . . . . . 12
      4.7      Disposition Costs  . . . . . . . . . . . . . . . . . . . . . 12
      4.8      Limitation on Transfer . . . . . . . . . . . . . . . . . . . 13

V.    CONTRIBUTIONS; DISTRIBUTIONS; FAILURETO MAKE CONTRIBUTIONS TIMELY;
      SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . 14
      5.1      Initial Contributions  . . . . . . . . . . . . . . . . . . . 14
      5.2      Cost Overrun Contributions.  . . . . . . . . . . . . . . . . 14
      5.3      Additional Contributions . . . . . . . . . . . . . . . . . . 15
      5.4      Distributable Cash . . . . . . . . . . . . . . . . . . . . . 15
      5.5      Failure to Make Contributions  . . . . . . . . . . . . . . . 16
      5.6      Grant of Security Interest . . . . . . . . . . . . . . . . . 17
      5.7      Secured Party. . . . . . . . . . . . . . . . . . . . . . . . 18

VI.   TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
      6.1.1    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . 18
               6.1.2    Information Request by TMP  . . . . . . . . . . . . 19
               6.1.3    TMP Agreements with IRS . . . . . . . . . . . . . . 19
               6.1.4    Inconsistent Treatment of Company Item  . . . . . . 20
               6.1.5    Communication of Proceedings to Members . . . . . . 20
               6.1.6    Requests for Administrative Adjustment  . . . . . . 20
               6.1.7    Judicial Proceedings  . . . . . . . . . . . . . . . 20
      6.2      Income Tax Compliance and Capital Accounts . . . . . . . . . 21
               6.2.1    Tax Returns . . . . . . . . . . . . . . . . . . . . 21
               6.2.2    Fair Market Value Capital Accounts  . . . . . . . . 21
               6.2.3    Information Request . . . . . . . . . . . . . . . . 21
      6.3      Elections  . . . . . . . . . . . . . . . . . . . . . . . . . 21
               6.3.1    General Elections . . . . . . . . . . . . . . . . . 21
               6.3.2    Other Elections or Consents . . . . . . . . . . . . 21
      6.4      Capital Contributions and FMV Capital Accounts . . . . . . . 22
               6.4.1    Capital Contributions . . . . . . . . . . . . . . . 22
               6.4.2    FMV Capital Accounts  . . . . . . . . . . . . . . . 22
      6.5      Company Allocations  . . . . . . . . . . . . . . . . . . . . 23
               6.5.1    FMV Capital Account Allocations . . . . . . . . . . 23
               6.5.2    Tax Returns and Tax Basis Capital Account
                  Allocation. . . . . . . . . . . . . . . . . . . . . . . . 23
      6.6      Termination and Liquidating Distributions  . . . . . . . . . 24
               6.6.1    Termination . . . . . . . . . . . . . . . . . . . . 24
               6.6.2    Section 708(b)(1)(A) Termination  . . . . . . . . . 25
               6.6.3    Balancing . . . . . . . . . . . . . . . . . . . . . 25
               6.6.4    Final Distribution  . . . . . . . . . . . . . . . . 26
      6.7      Transfers, Indemnification, and Correspondence . . . . . . . 26
               6.7.1    Transfers of Company Interests  . . . . . . . . . . 26
               6.7.2    Indemnification . . . . . . . . . . . . . . . . . . 26
               6.7.3    Correspondence  . . . . . . . . . . . . . . . . . . 27
      6.8      No Interest  . . . . . . . . . . . . . . . . . . . . . . . . 27
      6.9      Return of Capital  . . . . . . . . . . . . . . . . . . . . . 27

VII.  ADMINISTRATIVE MATTERS  . . . . . . . . . . . . . . . . . . . . . . . 27
      7.1      Books and Records  . . . . . . . . . . . . . . . . . . . . . 27
      7.2      Inspection . . . . . . . . . . . . . . . . . . . . . . . . . 28
      7.3      Bank Accounts; Investments . . . . . . . . . . . . . . . . . 28
      7.4      Monthly Progress Reports . . . . . . . . . . . . . . . . . . 29

VIII.MANAGEMENT; MEMBERS COMMITTEE; MANAGER;
      STANDARD OF CARE; INDEMNIFICATION . . . . . . . . . . . . . . . . . . 29
      8.1      Management . . . . . . . . . . . . . . . . . . . . . . . . . 29
      8.2      Members Committee  . . . . . . . . . . . . . . . . . . . . . 29
      8.3      Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . 34
      8.4      Standard of Care . . . . . . . . . . . . . . . . . . . . . . 35
      8.5      Indemnification of the Representatives and the Manager . . . 35

IX.   VOLUNTARY WITHDRAWAL  . . . . . . . . . . . . . . . . . . . . . . . . 36
      9.1      Resignation by Member  . . . . . . . . . . . . . . . . . . . 36
      9.2      Wrongful Withdrawal  . . . . . . . . . . . . . . . . . . . . 37

X.    [DELETED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

XI.   DISSOLUTION; RECONSTITUTION; WINDING UP . . . . . . . . . . . . . . . 37
      11.1     Events Deemed to Cause Dissolution . . . . . . . . . . . . . 38
      11.2     Distribution of Assets . . . . . . . . . . . . . . . . . . . 39
      11.3     Termination  . . . . . . . . . . . . . . . . . . . . . . . . 39

XII.  [DELETED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

XIII.INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
      13.1     Insurance Coverage . . . . . . . . . . . . . . . . . . . . . 40
      13.2     Certain Requirements . . . . . . . . . . . . . . . . . . . . 41

XIV.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
      14.1     Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
      14.2     Choice of Law; Submission to Jurisdiction  . . . . . . . . . 42
      14.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 42
      14.4     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 42
      14.5     Effect of Waiver or Consent  . . . . . . . . . . . . . . . . 43
      14.6     Amendment or Modification  . . . . . . . . . . . . . . . . . 43
      14.7     Binding Effect; Joinder of Additional Parties  . . . . . . . 43
      14.8     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 43
      14.9     Severability . . . . . . . . . . . . . . . . . . . . . . . . 43
      14.10    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 44
      14.11    Gender; Articles and Sections  . . . . . . . . . . . . . . . 44
      14.12    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . 44
      14.13    Further Assurances . . . . . . . . . . . . . . . . . . . . . 44
      14.14    Independent Conduct  . . . . . . . . . . . . . . . . . . . . 45
      14.15    Deemed Assent  . . . . . . . . . . . . . . . . . . . . . . . 45
      14.16    Signing Members; Certificate of Authority  . . . . . . . . . 45
      14.17    Withholding or Granting of Consent . . . . . . . . . . . . . 46
      14.18    Waiver of Certain Rights . . . . . . . . . . . . . . . . . . 46
      14.19    U.S. Currency  . . . . . . . . . . . . . . . . . . . . . . . 46
      14.20    Dispute Resolution . . . . . . . . . . . . . . . . . . . . . 46
      14.21    Proprietary Information  . . . . . . . . . . . . . . . . . . 46
      14.22    Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . 46

XV.   DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
      15.1     Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . 47
      15.2     Ancillary Agreements . . . . . . . . . . . . . . . . . . . . 47


Exhibit "A" - Description of Drillship
Exhibit "B" - Indemnification Agreements
Exhibit "C" - Sharing Ratios
Exhibit "D" - Certificate of Formation
Exhibit "E" - Form of Demand Promissory Note (Section 5.1)
Exhibit "F" - Marine Services Agreement
Exhibit "G" - Drilling Services Agreement
Exhibit "H" - Construction Financing Credit Agreement

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                     LIMITED LIABILITY COMPANY AGREEMENT


       This Limited Liability Company Agreement is made and entered into on October 28, 1996 by and between Conoco Development Company, a Delaware corporation having its principal office at 600 North Dairy Ashford, Houston, Texas 77079 (sometimes referred to as "Conoco") and RB Deepwater Exploration Inc., a Nevada corporation having its principal office at 901 Threadneedle, Suite 200, Houston, Texas 77079 (sometimes referred to as "Reading & Bates").

       FOR AND IN CONSIDERATION of the mutual covenants, rights, and obligations contained herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

       1.1   Definitions.   As  used in  this Agreement,  the following  terms
shall have the respective meanings indicated:


             "Act" means the Delaware  Limited Liability Company  Act, 6  Del.
       C. Sections 18-101, et seq., as amended, from time to time.

             "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person.

             "Assets" shall mean the Drillship and all other assets of the Company of every kind whatsoever, real or personal, tangible or intangible.

              "Agreement" shall mean this Limited Liability Company Agreement.

             "Bankrupt" or "Bankruptcy" shall mean any of the events set out in 18-304 of the Act happening with respect to a Member.

             "Base Term" shall mean the period of time commencing on the date of this Agreement and ending on the date one day after the later of
       (i) the completion of the Drilling Contract, including any extensions or renewals thereof, or (ii) the complete discharge of the Purchase Note, including all interest accrued thereon.

             "Builder" shall mean the shipbuilder selected by the Company to construct and deliver the Drillship.

             "Company" shall mean Deepwater Drilling L.L.C.

             "Control" (including with correlative meanings, the terms "controlling", "controlled by" and "under direct or indirect common control") shall mean, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled Person normally entitled to vote for the election of directors and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

             "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

             "Default Interest Rate" shall mean a rate equal to the lesser  of
       (i) five (5) percentage points in excess of a varying rate per annum that is equal to the interest rate publicly quoted by Texas Commerce Bank, N.A., Houston, Texas, from time to time, as its prime commercial rate, with adjustments in such varying rate to be made on the same date as any change in the aforesaid prime rate, or (ii) the maximum non-usurious rate permitted by applicable law.

             "Delinquent Member"  shall have the meaning  attributed to it  in
       Section 5.5.

             "Designated Representative" shall mean (a) when used with respect to Reading & Bates, or any successor or permitted assign, the chief executive officer of the ultimate parent of Reading & Bates or any successor or permitted assign of Reading & Bates; and (b) when used with respect to Conoco, or any successor or permitted assign, a person who is at least a Vice President of Conoco Inc., or the President of the successor or permitted assign of Conoco.

             "Dispose" (or "Disposition") shall mean to sell or otherwise transfer legal or beneficial ownership to any property or interest in property, real or personal (or the act of such sale or transfer).

             "Distributable Cash"  means all cash of  the Company in excess of the amount which the Members Committee determines is required to meet the Company's obligations (including reserves for projected expenditures, working capital and contingencies).

             "Disposition Notice" shall  have the meaning  attributed to it in
       Section 4.3.

             "Drilling Contract" shall mean the minimum five (5) year fixed term (with ten extension options of one year each) drilling contract contemplated to be awarded by Conoco Drilling Inc. to the Company for the Drillship, such drilling contract to be on terms and conditions satisfactory to the Members.

             "Drillship" shall mean the shipshape self-propelled offshore drilling vessel described in Exhibit "A" hereto, together with all of her machinery and equipment, including without limitation all marine, drilling and production equipment, drill string, risers, blowout prevention equipment, spare and repair parts, inventory, whether located on the vessel or on shore, belonging to the vessel (excluding, however, equipment to be leased from third parties).

             "First  Member"  shall  have  the  meaning  attributed  to  it in
       Section 4.3.

             "Indemnification Agreement" shall mean, with respect to Reading & Bates, the indemnification agreement to be executed by Reading & Bates Corporation, and with respect to Conoco the indemnification agreement to be executed by Conoco Inc., each such indemnification agreement to be in the form attached as Exhibit "C".

             "Independent  Accountants"   shall  mean  Price  Waterhouse  LLP,
       Arthur Anderson LLP or such other firm of certified public accountants, as may from time to time be designated by the Members Committee.

             "Manager" shall mean such Person as may be designated as Manager from time to time by the Members Committee.

             "Member "  or "Members"  shall mean the Persons  named in Section
       4.1 or any Member who is admitted as a substitute Member pursuant hereto.

             "Members Committee" shall mean the committee described in and functioning according to Section 8.2.

             "Membership Interest" shall mean the ownership interest of a Member in the Company (which shall be considered personal property for all purposes) consisting of (i) such Member's Sharing Ratio of the entire ownership interests of the Company, (ii) such Member's right to vote or grant or withhold consent with respect to Company matters as provided herein or in the Act, and (iii) such Member's other rights and privileges as herein provided or as provided in the Act or otherwise at law.

             "Non-Delinquent Member" shall have the meaning attributed to it in Section 5.5(b).

             "Person"   shall   mean   an   individual,  corporation,   trust,
       unincorporated association, or other entity or association.

             "Permitted Security Interest" means the security interest given under Section 5.6 of the Agreement, any security interests given under the Construction Financing Credit Agreement attached as Exhibit H, and any other security interest in a Membership Interest given by one or more Members which is consented to in writing by all other Members.

             "Proprietary   Information"   means   patents,   trade   secrets,
       proprietary systems, designs, and processes, and technical or business know-how, which is not in the public domain.

             "Purchase  Note"  shall   mean  the  promissory  note  or   notes
       constituting the permanent financing by the Company of the purchase of the Drillship, such note or notes not to have a term greater than five years from delivery of the Drillship by the Builder, or to be in a principal amount to exceed eighty percent (80%) of the acquisition cost of the Drillship, without the prior written approval of the Members (such financing to be on a basis of recourse limited to the Drillship, her earnings and insurances); Conoco or an Affiliate has the option to provide such permanent financing for the Company provided: (i) the interest rate is no greater than 25 basis points in excess of that interest rate and on such other terms as are comparable to any other permanent financing available to the Company, and (ii) such option is exercised in writing by Conoco to the Company no later than ninety (90) days prior to the scheduled delivery of the Drillship by the Builder to the Company .

             "Representatives"  shall have  the meaning  attributed to  it  in
       Section 8.2(c).

             "Second  Member"  shall  have  the meaning  attributed  to  it in
       Section 4.3.

             "Sharing Ratio" shall mean, with respect to each Member, as of the date of this Agreement, the percentage set forth beside such Member's name on Exhibit "C" to this Agreement.

             "TMP" shall have the meaning attributed to it in Section 6.1.


                                  ARTICLE II

                         FORMATION OF COMPANY; FILINGS


       2.1 Formation. The Company shall be organized by the Members upon execution and delivery of this Agreement and the execution and filing of the Certificate of Formation of the Company to the Delaware Secretary of State in accordance with and pursuant to the Act, substantially in the form attached as Exhibit "D" to this Agreement. Conoco or Reading & Bates shall be an "authorized person" within the meaning of the Act for purposes of executing the Certificate of Formation. The Manager may provide the Members with written evidence of their Membership Interest in such form as the Members Committee may from time to time determine, provided that, if issued, such written evidence shall always indicate that a Member shall not transfer its Membership Interest except in accordance with the terms of this Agreement. Except as provided to the contrary in this Agreement, the rights and obligations of the Members shall be governed by the provisions of the Act.

       2.2 Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its registered agent at 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address shall be The Corporation Trust Company.

       The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.


       2.3 Filings. The Members, the Members Committee and/or the Manager, as applicable, shall execute, deliver and file such additional documents and perform such additional acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the formation, qualification, and operation of a limited liability company in each jurisdiction in which the Company shall conduct business.

       2.4 Relationship of the Parties. The Members understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of federal income taxation and certain state income tax laws which incorporate or follow federal income tax principles. For every other purpose of the Agreement, the Members understand and agree that their legal relationship to each other and to any third parties under applicable state law is that of members of a limited liability company and not as a partnership.


                                  ARTICLE III

                    NAME; PURPOSE; PLACE OF BUSINESS; TERM


       3.1 Name. The name of the Company shall be "Deepwater Drilling L.L.C.", and the business of the Company shall be conducted under such name or under any other name or names as the Members Committee may from time to time elect, or as may be necessary to comply with the laws of each jurisdiction in which the Company conducts, or proposes to conduct, business.

       3.2 Purposes. The purposes of the Company are (a) to cause the Drillship to be built and equipped, as described in Exhibit "A", to take delivery of the Drillship from the Builder, to operate the Drillship and perform the Drilling Contract and other drilling and related contracts obtained by the Company for the Drillship, and to carry out any and all modifications to the Drillship deemed necessary or appropriate by the Members Committee (including modifications to the Drillship which might change the overall use of same from a mobile offshore drilling unit to a floating production, storage and offloading vessel), (b) to obtain the necessary permanent and construction financing [it being understood and agreed that with respect to the construction financing Conoco or an Affiliate of Conoco shall provide the necessary cost overrun guaranties in a form acceptable to Conoco or its Affiliate and the Company (such construction financing meeting such other conditions as Conoco or its Affiliate and the Company may require) to support such financing for the Company from third parties (without any obligation of Reading & Bates to provide any such guaranties) to enable the Company to acquire the Drillship (including entering into the Purchase Note)], and to enter into from time to time such other financing arrangements as may be necessary, appropriate, or advisable to enable the Company to accomplish its purposes and to mortgage, pledge, assign, grant a security interest in, or otherwise encumber the Drillship, its earnings and insurances, and any or all of the other Company assets to secure the Purchase Note and such other financing arrangements, (c) to sell, assign, lease, exchange, or otherwise Dispose of, or refinance or additionally finance, all or substantially all of the Company's interest in one or more or all of its assets, (d) to maximize the profits of the Company, and (e) to engage in all activities and to enter into, exercise the rights and enjoy the benefits under, and discharge the obligations of the Company pursuant to, all contracts, agreements, and documents that may be necessary, appropriate, or advisable to enable the Company to accomplish the purposes set forth in clauses (a), (b), (c) and (d) of this sentence, and (f) any other lawful business purpose or activity that may be legally exercised by a limited liability company under the Act, as the Members may agree.

       3.3 Place of Business. The principal place of business of the Company shall be at 901 Threadneedle, Suite 200, Houston, Texas 77079. The Company may establish offices at such other places within or outside the State of Texas as the Members Committee may from time to time designate.

       3.4 Term. The Company shall be deemed to have commenced effective as of the date the Certificate of Formation of the Company is filed with the Delaware Secretary of State. The Company shall continue until the close of Company business on December 31, 2026 unless sooner terminated as provided in this Agreement.


                                  ARTICLE IV

               MEMBERS; RESTRICTION ON DISPOSITION OF INTEREST;
                        PREFERENTIAL RIGHT OF PURCHASE


       4.1   Members.   Simultaneously with the  execution of this  Agreement,
Conoco and Reading & Bates are hereby admitted as Members  of the Company.

       4.2 Restrictions on the Disposition of an Interest. Each Member shall be entitled from time to time, without the prior consent of the Members Committee, but subject to the provisions of Sections 4.4, 4.5, 4.6, and 4.7, to Dispose of all of its Membership Interest in the Company to an Affiliate of such Member. Except as set forth in the immediately preceding sentence, no Member shall have the right to effect a Disposition of all or any part of its Membership Interest in the Company unless and until (i) the consent of the Members Committee has been obtained and (ii) there has been compliance with the provisions of Section 4.3, 4.4, 4.5, 4.6, and 4.7. If the Members Committee consents to the Disposition of a Membership Interest in the Company, the provisions of Section 4.3 shall then become applicable to the Disposition in question. Any attempted Disposition by a Person of a Membership Interest or right, or any part thereof, in or in respect of the Company in contravention of this Section 4.2 shall be, and is hereby declared, null and void ab initio.

       4.3 Preferential Right of Purchase. (a) Subject to Section 4.2 should any Member at any time desire to Dispose of all or a portion of its Membership Interest in the Company pursuant to a bona fide offer from another Person (other than an Affiliate), such Member (the "First Member") shall promptly give notice (the "Disposition Notice") thereof to the other Member (hereinafter referred to as the "Second Member"). The Disposition Notice shall set forth all relevant information in respect of the proposed
Disposition, including, without limitation, the name and address of the prospective acquirer and each Person that Controls the prospective acquirer, the purchase price (all of which must be payable in cash), and the terms of any delayed payment of the purchase price. The Second Member shall have the optional preferential right (to be exercised by notice to the First Member given no later than ninety days after the Second Member's receipt of the Disposition Notice) to acquire, for the same purchase price and on the same terms of any delayed payment that are set forth in the Disposition Notice, the Membership Interest that the First Member proposes to Dispose. If the Second Member does not elect to exercise the optional right set forth in the immediately preceding sentence within the time period set forth therein, the First Member shall have the right, subject to compliance with the provisions of Sections 4.2, 4.4, 4.5, 4.6 and 4.7, to Dispose of the Membership Interest described in the Disposition Notice strictly in accordance with the terms of the Disposition Notice for a period of sixty-five days after the expiration of the above described ninety day preferential right period. If the First Member fails so to Dispose of the Membership Interest within such sixty-five day period, the proposed Disposition shall again become subject to the preferential right set forth in this Section 4.3.

       (b) If the Second Member exercises the preferential right set forth in Section 4.3(a), the closing of the acquisition by the Second Member of the First Member's Membership Interest shall be held at the principal place of business of the Company on a date mutually acceptable to the First Member and the Second Member, but in no event more than sixty days after receipt by the First Member of notice of the Second Member's election to acquire the First Member's Membership Interest. At such closing the following transactions shall occur:

             (i) The First Member shall convey and assign by assignment with general warranty of title to the Second Member, free and clear of all liens, claims, and encumbrances (other than any lien, claim, or encumbrance created pursuant to Section 5.6, set forth in the Disposition Notice, or otherwise expressly permitted by the Second Member), the Membership Interest in the Company described in the Disposition Notice and shall execute and deliver to the Second Member all documents that may be required to give effect to the Disposition and acquisition of such interest; and

              (ii) The Second Member shall pay to the First Member, in accordance with the terms of payment set forth in the Disposition Notice (that is, in cash, payable either 100% at the closing or in installments over time, whichever is set forth in the Disposition Notice), the purchase price specified in the Disposition Notice for the Membership Interest described in the Disposition Notice whereupon such Second Member (or its designee) shall be admitted as a substitute Member in respect of the Membership Interest so purchased.

       (c) If the Second Member exercises the preferential right set forth in Section 4.3(a), in the notice to the First Member exercising such right the Second Member shall be entitled to designate an Affiliate of the Second Member to acquire the Membership Interest of the First Member. Upon such designation, the designated Affiliate will be substituted in the place and stead of the Second Member for purposes of the Disposition provided for in
Section 4.3(b)(i), but the Second Member will remain fully liable for making any and all payments due under Section 4.3(b)(ii).

       (d) It is expressly agreed that the remedy at law for breach of any of the obligations set forth in this Section 4.3 is inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply fully with each of said obligations, and (ii) the uniqueness of the Company business and the relationship between the Members. Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.

       4.4 Disposition Documents. Except as a result of the foreclosure of a Permitted Security Interest in a Membership Interest, the Company shall not recognize for any purpose any purported Disposition of all or any portion of a Member's Membership Interest in the Company unless and until the provisions of this Article have been satisfied and there shall have been delivered to the Manager a dated notification of such Disposition (i) executed and acknowledged by both the Member effecting such Disposition and the Person to whom such Membership Interest is Disposed, (ii) if the Person to whom such Membership Interest is Disposed is to become a Member in the Company, containing the acceptance by such Person of all the terms and provisions of this Agreement and an agreement by such Person to perform and discharge timely all of the obligations and liabilities in respect of the Membership Interest Disposed of that are attributable to the period on and subsequent to the date of the Disposition, and (iii) containing a representation that such Disposition was made in accordance with all applicable laws and regulations. Any Disposition shall be effective as of the first day of the calendar month immediately succeeding the month in which the Manager actually receives the aforesaid notification of Disposition.

       4.5 Legality. Notwithstanding any provision of this Agreement to the contrary, no Disposition by a Member shall be effective unless (i) either
(aa) the Membership Interest in the Company subject to such Disposition shall have been registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (bb) the Company shall have received a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Members Committee to the effect that such Disposition is exempt from registration under such laws, and (ii) unless waived by all of the other Members the Company shall have received a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Members Committee, to the effect that such Disposition would not (aa) when added to the total of all other sales, assignments, or other Dispositions within the preceding twelve months, result in the Company being considered to have terminated within the meaning of section 708 of the Code, or (bb) cause the Company to jeopardize its classification as a partnership for federal income tax purposes.

       4.6 Status After Disposition. Each Member shall have the right to constitute the Person to whom its Membership Interest in the Company is Disposed as a substituted Member if (i) the Disposition in question has been effected in compliance with the provisions of this Article IV and (ii) the preferential right of purchase set forth in Section 4.3 has not been exercised. Each Member that Disposes of a Membership Interest in the Company to a Member or to a Person that is admitted to the Company as a Member contemporaneously with such Disposition shall, as between itself and the other Members, remain responsible for the timely performance and discharge of all obligations and liabilities in respect of the Membership Interest Disposed of that are attributable to the period prior to the date of its Disposition but shall, as between itself and the other Members, be released from all other Company obligations and liabilities. Each Member that Disposes of a Membership Interest in the Company to a Person that is not a Member or that is not admitted to the Company as a Member contemporaneously with such Disposition shall remain responsible for the timely performance and discharge of all obligations and liabilities in respect of the Membership Interest Disposed of, whether attributable to the period prior or subsequent to the date of its Disposition.

       4.7 Disposition Costs. All costs incurred by the Company in connection with the Disposition of a Membership Interest in the Company (including, without limitation, the legal fees incurred in connection with the obtaining of the legal opinions referred to in Section 4.5) shall be borne and paid by the Member effecting the Disposition within ten days after the receipt by such Member of the Company's invoice for the amount due.

       4.8   Limitation   on  Transfer.    Except  as  otherwise  specifically
provided in this Agreement, no Member shall have the right without the prior written consent of the other Member, to:

        (i) other than through a Permitted Security Interest, dispose of, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration all or any part of its Membership Interest in the Company; or

        (ii) Give or otherwise transfer for no consideration (whether or not by operation of law) all or part of its Membership Interest in the Company.

       In any agreement granting a Permitted Security Interest (including this Agreement), provided all other Members agree in writing, a Member may provide in such agreement that in the event of the foreclosure of such Permitted Security Interest, the party foreclosing on same may become a substituted Member of the Company. In addition, if and only if, the foreclosing party is a Member, such Member may designate an Affiliate to exercise its rights so as to avoid a single-Member limited liability company.

        Each Member covenants and agrees that it will not engage directly or indirectly in any business other than the business arising out of its being a Member of the Company; however, this provision is not intended in any manner to prohibit an Affiliate of a Member from engaging in any business whatsoever as further set out in Section 14.14.

        If after the expiration of the Base Term a Member resigns (the "Resigning Member"), the remaining Member (the "Non-Resigning Member") shall have the option to purchase the Membership of the Resigning Member at the then fair market value of the Resigning Member's Membership Interest. The Non-Resigning Member shall have the right to designate an Affiliate to exercise
the rights provided in this Section.   If a Non-Resigning Member exercises the
rights given in this Section, the Resigning Member and the Non-Resigning Member shall close the sale of the Resigning Member's Membership Interest to the Non-Resigning Member within twenty (20) days after the 365 days written notice provided in Section 11.1(b), and the Members shall follow the procedures set out in Section 4.3(b) in connection with the sale of the Resigning Member's Membership Interest.

                                   ARTICLE V

                     CONTRIBUTIONS; DISTRIBUTIONS; FAILURE
                TO MAKE CONTRIBUTIONS TIMELY; SECURITY INTEREST


       5.1 Initial Contributions. Each Member agrees that it will make an equal initial equity contribution to the Company of $22,000,000 ($44,000,000 in the aggregate by Conoco and Reading & Bates). The equal initial equity contributions represent the Sharing Ratios of Conoco and Reading & Bates, and payment shall be made to the Company by such Members on the earlier of (i) on August 31, 1998, (ii) with the prior written approval of the Member's Committee, on demand, in whole or in part, or (iii) as provided in the promissory notes referred to in the next succeeding sentence. In order to secure its obligation to make such initial equity contribution, each Member agrees upon execution of the Drilling Contract it will deliver to the Company a demand promissory note in favor of the Company for $22,000,000, each such demand promissory note to allow the Company to make demands contemporaneously to each of the Members for equal payments of such notes on the Payment Date. Such promissory notes shall be in the form attached as Exhibit "E" to this Agreement and shall be payable as provided therein. It is understood and agreed by the Members that any and all payments of such initial equity contribution by a Member shall contemporaneously reduce the principal of that Member's promissory note referred to in this Section 5.1 by the same amounts, and likewise any and all payments made by a Member with respect to any demands made with respect to such Member's promissory note shall contemporaneously be credited against such Member's obligation to make its initial equity contribution under this Section 5.1.

       5.2 Cost Overrun Contributions. The Members acknowledge that Conoco, in its individual capacity and not as a Member, or an Affiliate of Conoco, will enter into cost overrun guaranties (or other similar type guaranties) in favor of commercial lenders and in a form acceptable to Conoco (or an Affiliate of Conoco), pursuant to which Conoco (or an Affiliate of Conoco) would be obliged to guarantee that the Company will be able to fund the amount of any cost overruns incurred by Company under the Shipbuilding Contract to be entered into between the Company and Builder with respect to the Drillship, in order for the Company to take delivery of the Drillship under such Shipbuilding Contract. Accordingly, the Members also agree, within three business days after demand by Conoco (or an Affiliate of Conoco), or any such commercial lender, to contribute to the Company in cash, their respective Member's Sharing Ratio of any and all such additional monies necessary in order to enable Company to take delivery of the Drillship under such Shipbuilding Contract (including owner furnished equipment) in compliance with the terms of any such cost overrun guaranties (over and above the amount of the promissory notes made by the Members referred to in Section 5.1 and the amount of the Purchase Note). In the event the Shipbuilding Contract is terminated, rescinded or otherwise cancelled for any reason whatsoever and as a result demand for payment is made of Conoco Inc. or its Affiliate under any such cost overrun guaranty, the Members agree to contribute their respective Sharing Ratios of the amount necessary to enable the Company to reimburse Conoco Inc. or its Affiliate for any such payment made by Conoco Inc. or its Affiliate within 45 days after receipt by the Company of written notice of same from Conoco Inc. or its Affiliate.

       5.3 Additional Contributions. Except for initial working capital for the Company to commence operations, the Members intend for the Company operations to be self-sustaining, and after the Drillship goes into service, for the Company to pay its costs and expenses from operating revenues. However, without creating any rights, remedies, or claims in favor of or enforceable by any third party, if at any time the Company, as determined by the Members Committee, requires funds in excess of operating revenues which are necessary to allow the Company to accomplish its objectives and purposes, each Member shall, and hereby agrees to, contribute to the Company, in cash, within ten days after receiving a request therefor from the Manager, such Member's Sharing Ratio of all such additional monies that are necessary to enable the Company to cause the Assets to be properly operated and maintained and to discharge its costs, expenses, obligations, and liabilities.

       5.4 Distributable Cash. The Distributable Cash of the Company shall be determined on a quarterly basis and the amount thereof shall be distributed to the Members pro rata according to their Sharing Ratios (except as otherwise required to effect and carry out the provisions of Section 5.5(b)(iv), 14.1 and 14.12), provided however, that no distribution will be made to the extent any such distribution will result in the minimum equity capital of the Company falling below 3% of the total assets. Amounts payable to any Member other than in its capacity as a Member, such as for services rendered, goods purchased or money borrowed, shall not be treated as distributions for purposes of this Section 5.4.

       5.5 Failure to Make Contributions. If either Member fails to contribute timely all or any portion of any monetary sum that it has agreed to contribute to the Company pursuant to the provisions of Section 5.1, 5.2 or
5.3 the Company may exercise, by notice to such Member (the "Delinquent Member") any one or more of the following rights or remedies:

              (a) Taking such action (including, without limitation, the filing of a lawsuit) as the Members Committee deems appropriate to obtain payment by the Delinquent Member of that portion of its agreed contribution that is in default, together with interest thereon at the Default Interest Rate from the date that such contribution was due until the date that such contribution is made, at the cost and expense of the Delinquent Member;

            (b) Permitting the other Members that desire to do so (the "Non-Delinquent Members") to advance that portion of the contribution that is in default, with the following results:

                 (i) The sum thus advanced shall be deemed to be a loan from the Non-Delinquent Member to the Delinquent Member and a contribution of such sum to the Company by the Delinquent Member pursuant to Section 5.1, 5.2 or 5.3, as appropriate;

                 (ii) The principal balance of such loan and all accrued unpaid interest thereon shall be due and payable in whole within thirty days after written demand therefor has been given to the Delinquent Member by the Non-Delinquent Member;

                 (iii) The loan shall bear interest at the Default Interest Rate, from the date that the loan was made until the date that such loan, together with all interest accrued thereon, is repaid to the Non-Delinquent Member;

                 (iv) All distributions from the Company that would otherwise be made to the Delinquent Member (whether before or after dissolution of the Company) shall, instead, be paid to the Non-Delinquent Member until the loan and all interest accrued thereon have been repaid in full to the Non-Delinquent Member (with all such payments being applied first to interest earned and unpaid and then to principal); provided however, that for purposes of Section 6.4, any amounts paid by the Company to the Non-Delinquent Member shall nevertheless be treated as adjustments to the Delinquent Member's Capital Account;

                 (v) The repayment of the loan and all interest accrued thereon shall be secured by a security interest in the Delinquent Member's interest in the Company, as more fully set forth in
            Section 5.6, and

                 (vi) The Non-Delinquent Member shall have the right, in addition to the other rights and remedies granted to it pursuant to this Agreement or available to it at law or in equity, to take such action (including, without limitation, the filing of a lawsuit) as the Non-Delinquent Member deem appropriate to obtain payment by the Delinquent Member of the principal balance of such loan and all accrued and unpaid interest thereon, at the cost and expense of the Delinquent Member;

           (c) Exercising the rights of a secured party under the Uniform Commercial Code of the State of Delaware, as more fully set forth in
      Section 5.6;

            (d)   Dissolving the Company; or

            (e) Exercising any other rights and remedies available at law or in equity.

      5.6 Grant of Security Interest. Each Member hereby grants to the Company and to the Non-Delinquent Member, in respect of any loans made by the Non-Delinquent Member to the Delinquent Member pursuant to Section 5.5(b), as security for (i) the payment of all contributions to be made by such Member pursuant to this Agreement and (ii) the repayment of any loans and all interest accrued thereon made by the Non-Delinquent Member to a Delinquent Member pursuant to Section 5.5(b), a security interest in and to its Membership Interest in the Company, all pursuant to and in accordance with the provisions of the Uniform Commercial Code of the State of Delaware, and agrees that in the event of any default in the payment of such contributions or in the repayment of such loans and all interest accrued thereon, the Company or the Non-Delinquent Member, as applicable, shall have and are hereby granted all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware with respect to the security interest granted herein. Each Member further agrees to execute and deliver to the other Members all such financing statements and other instruments as may be required by the Members Committee or the Non-Delinquent Members, as applicable, to effect and carry out the provisions of the immediately preceding sentence and agrees that this Agreement may serve as the necessary security agreement and financing statement. The Company shall register on its books the security interests given pursuant to this Section 5.6. The Members agree that the security interests granted under this Section 5.6 shall be subordinate to security interests granted to Conoco Inc. under the construction financing agreement referred to in Exhibit "H".

      5.7 Secured Party. A secured party of a Permitted Security Interest with respect to any Member's Membership Interest shall not as the result of the exercise of any of its rights as a secured party become liable for any of the obligations of such Member under this Agreement.


                                  ARTICLE VI

                                  TAX MATTERS


      6.1.1 Tax Matters Partner. The Members intend that the Company shall be taxed as a partnership for federal, state, local and foreign income tax purposes, and have agreed to certain provisions of this Agreement with that intention in mind. The Members agree to take all reasonable actions, including the amendment of this Agreement and the execution of such other documents as may be reasonably required in order for the Company to qualify and receive partnership treatment for federal, state, local and foreign income tax purposes. At such time, if ever, as final regulations are promulgated as heretofore proposed (61 F.R. Section 21989) under Section 7701 of the Code with respect to classification of an entity as a partnership for federal income tax purposes, the Members shall elect in compliance with such regulations that the Company be treated, for federal income tax purposes, as a partnership and take such other actions as may be reasonably necessary or desirable in connection therewith. The Member from which the Manager is selected by the Members Committee is designated as the Tax Matters Partner ("TMP"), as such term is defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended, ("Code"). In the event of any change in the TMP, the Member serving as TMP at the beginning of a given taxable year shall continue as TMP with respect to all matters concerning such year. The TMP and other Members shall use their best efforts to comply with responsibilities outlined in this section and in Code Sections 6222 and 6233 and 6050K (and the Treasury Regulations thereunder) and in doing so shall incur no liability to any other Member. Notwithstanding the TMP's obligation to use its best efforts in the fulfillment of its responsibilities, the TMP shall not be required to incur any expenses for the preparation for, or pursuance of administrative, or judicial proceedings, unless the Members agree on a method for sharing such expenses.

      6.1.2 Information Request by TMP. The Members shall furnish the TMP within two weeks from the receipt of the request with such information (including information specified in Code Sections 6230(e) on Member identification and 6050K for transfers of Membership Interests) as the TMP may reasonably request to permit it to provide the Internal Revenue Service with sufficient information for purposes of Code Sections 6223(c) and 650K.

      6.1.3 TMP Agreements with IRS.

      6.1.3.1 The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Company without first obtaining the written consent of all Members. The TMP shall not bind any other Member to a settlement agreement in tax audits without obtaining the written concurrence of any such Member.

      6.1.3.2 Any other Member who enters into a settlement agreement with the Secretary of the Treasury with respect to any Company items, as defined in Code Section 6231(a)(3), shall notify the other Members of the terms within ninety (90) days from the date of such settlement.

      6.1.4 Inconsistent Treatment of Company Item. If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall, prior to the filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Member's intended treatment of a Company item with the treatment of that item by the Company. Within one week of receipt the TMP shall remit copies of such notification to other Members to the Company. If an inconsistency notice is filed solely because a Member has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

      6.1.5 Communication of Proceedings to Members. The TMP shall to the extent and in the manner provided by regulations issued pursuant to Section 6223(g) of the Code, keep all Members informed of all administrative and judicial proceedings for the adjustment at the Company level of Company items.

      6.1.6 Requests for Administrative Adjustment. No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items without first notifying all other Members. If all other Members agree with the requested adjustment, the TMP shall file the request on behalf of the Company. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the TMP, may file a request for administrative adjustment on its own behalf.

      6.1.7 Judicial Proceedings. Any Member intending to file a petition under Code Sections 6226, 6228, or any other Code Section with respect to any Company item, or other tax matters involving the Company, shall notify the other Members, prior to such filing, of the nature of the contemplated proceeding. In the case where the TMP is the Member intending to file such petition, such notice shall be given within a reasonable time to allow the other Members to participate in the choice of the forum for such petition. If the Members do not agree on the appropriate forum, then the forum shall be decided by majority vote. Each Member shall have a vote in accordance with its percentage interest in the Company for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Member intends to seek review of any court decision rendered as a result of such a proceeding such Member shall notify the other Members, prior to seeking such review.

6.2   Income Tax Compliance and Capital Accounts

      6.2.1 Tax Returns. The TMP shall prepare and file all required federal, state, and local partnership income tax returns, as well as all sales, use and other excise tax returns. In preparing such returns the TMP shall use its best efforts and in doing so shall incur no liability to any other Member with regard to such returns. Not less than thirty (30) days prior to the due date (including extensions) the TMP shall submit to each Member a copy of the income tax returns and/or franchise tax returns as proposed for review.

      6.2.2 Fair Market Value Capital Accounts. The TMP shall establish and maintain fair market value ("FMV") capital accounts and tax basis capital accounts for each Member. Upon request, the TMP shall submit to each Member along with a copy of any proposed partnership income tax return an accounting of its respective FMV capital accounts as of the end of the tax return period.

      6.2.3 Information Request. Each Member agrees to furnish to the TMP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under this Agreement as may be required for the proper preparation of all such tax returns and capital accounts.

6.3   Elections

      6.3.1 General Elections. For both income tax return and capital account purposes, the Company shall elect: (a) to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation purposes, (b) the accrual method of accounting, (c) to treat all organizational costs of the Company as deferred expenses amortizable over a sixty (60) month period pursuant to Section 709(b) of the Code and comparable provisions of state law, (d) to amortize start-up expenditures over a sixty
(60) month period pursuant to Section 195(d) of the Code and comparable provisions of state law, and (e) to report income on a calendar year basis.

      6.3.2 Other Elections or Consents. In connection with any permitted transfer of a Membership Interest in the Company under Article IV, the TMP shall cause the Company, at the written request of a transferee or the transferor, on behalf of the Company and at the time and manner provided under Code Section 754 to adjust the basis of Company property with the adjustments provided in Code Sections 734 for a distribution of property and 743 for a transfer of a Membership Interest. In case of a distribution of property, the TMP shall adjust all tax basis capital accounts. In case of a transfer of an interest in the Company, the transferee shall, no later than sixty (60) days prior to the due date of the Company tax return (including extensions), cooperate with the TMP in the filing of tax returns by providing the TMP with all reconciliations necessary to reflect such basis adjustments on the tax return. Any election other than those referred to above must be approved by the Members Committee.

6.4   Capital Contributions and FMV Capital Accounts

      6.4.1 Capital Contributions. The respective capital contributions of each Member to the Company shall be (a) any properties contributed to the Company (net of liabilities that the Company assumes or takes the properties subject to), and (b) all amounts paid by each Member characterized as contributions to the Company or Company expenses borne and paid by such Member on behalf of the Company.

      6.4.2 FMV Capital Accounts. The FMV capital accounts shall be increased and decreased as follows:

      (a) The FMV capital accounts shall be increased by: (i) the amount of money and the fair market value of any property contributed by each Member, respectively, to the Company (net of liabilities assumed by the Company or to which the contributed property is subject); (ii) that Member's [Section 6.5.1] allocated share of Company income and gains, or items thereof; and, (iii) that Member's share of Code Section 705(a)(1)(B) items.

      (b) The FMV capital accounts shall be decreased by: (i) the amount of money and the fair market value of property distributed to each Member (net of liabilities assumed by such Member or to which the property is subject); (ii) that Member's [Section 6.5.1] allocated share of Company loss and deductions, or items thereof; and, (iii) that Member's share of Code Section 705(a)(2)(B) items and Code Section 709 nondeductible and nonamortizable items.

      (c) "Fair market value" when it applies to property contributed by or distributed to a Member or other Company property shall be determined by the Members Committee.

6.5   Company Allocations

      6.5.1 FMV Capital Account Allocations. Each item of income, gain, loss or deduction shall be allocated to each Member as follows:

            (a)   Operating and  maintenance cost  shall be allocated  to each
            Member  in  accordance   with  its  respective   contribution,  or
            obligation to contribute, to such cost;

            (b) Depreciation shall be allocated to each Member in accordance with its contribution, or obligation to contribute, to the cost of the underlying asset;

            (c) Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable property, shall be allocated to the Members in the ratio of their respective FMV capital account adjusted basis in the depreciable property;

            (d) Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Members so that the FMV capital account balances of the Members will most closely reflect their respective percentage or fractional interests under the Agreement;

            (e) Costs or expenses of any other kind shall be allocated to each Member in accordance with its respective contribution, or obligation to contribute, to such costs or expenses; and,

            (f) Any other income item shall be allocated to the Members in accordance with the manner in which such income is realized by each Member.

6.5.2 Tax Returns and Tax Basis Capital Account Allocation.

            (a) Unless otherwise expressly provided herein the allocations of Company items of income, gain, loss or deduction for tax return and tax basis capital account purposes shall follow the principles of allocation under Section 6.5.1. However, the Company's gain or loss on the taxable disposition of any Company property in excess of the gain or loss under Section 6.5.1, if any, is allocated to the contributing Member to the extent of such Member's pre-contribution gain or loss;

            (b) Depreciation shall be allocated to each Member in accordance with its contribution to the adjusted tax basis of the depreciable asset;

            (c) Any recapture of depreciation or any other item of deduction or credit shall, to the extent possible, be allocated among the Members in accordance with their sharing of the depreciation or other item or deduction or credit which is recaptured;

            (d) For Company properties with values different from their adjusted tax bases, the Members intend that allocations described in this Section 6.5.2 constitute a "reasonable method" of allocating gain or loss under Treasury Regulations Section 1.704-3(a)(1).

6.6   Termination and Liquidating Distributions

      6.6.1 Termination. Termination shall occur on the earlier of the events described in Code Sections 708(b)(1)(B) or 708 (b)(1)(A).

            (a) Termination Under Code Section 708(b)(1)(B). Upon termination under Code Section 708(b)(1)(B), each Member's FMV capital account shall be adjusted as provided for in the regulations, Section 1.704-1(b)(2)(iv)(1), and Section 6.6.3. The distributions provided for in Sections 6.6.2 through 6.6.4 shall be deemed to have occurred, with the Company cash and properties deemed contributed to a new limited liability company, the terms of which are identical to those contained in this Agreement.

            (b) Termination Under Code Section 708(b)(1)(A). Upon termination under Code Section 708(b)(1)(A), the business shall be wound-up and concluded, and the assets shall be distributed to the Members as described below by the end of such calendar year (or, if later, within ninety (90) days after the date of such termination). The assets shall be valued and distributed to the creditors of the Company, if any, and to the Members in the order provided in Sections 6.6.2 through 6.6.4.

      6.6.2 Section 708(b)(1)(A) Termination. In the event of a Code Section 708(b)(1)(A) termination, the assets shall be valued, and the Company shall first comply with Section 18-804(a)(1) of the Act, and second, all cash representing unexpended contributions by any Member shall be returned to the contributor.

      6.6.3 Balancing. Third, the FMV capital accounts of the Members shall be determined under this Section 6.6.3. The TMP shall take the actions specified under this Section 6.6.3 in order to cause the ratio of the Members' FMV capital accounts to reflect as closely as possible their Sharing Ratios under the Agreement. The ratio of a Member's FMV capital account is represented by a fraction, the numerator of which is the Member's FMV capital account balance and the denominator of which is the sum of all Members' FMV capital account balances. This is hereafter referred to as "balancing of the FMV capital accounts", and when completed, the FMV capital accounts of the Members shall be referred to as being "balanced". The manner in which the FMV capital accounts of the Members are to be balanced under this Section 6.6.3 shall be determined as follows:

            (a) The fair market value of all Company properties shall be determined and the gain or loss for each property which would have resulted if a sale thereof at such fair market value had occurred shall be allocated in accordance with Section 6.5.1. If thereafter any Member has a negative FMV capital account balance, that is, a balance less than zero, in accordance with Treas. Reg.
            Section 1.704-1(b)(2)(ii)(b)(3) such Member is obligated to contribute an amount of cash to the Company to facilitate the balancing of the FMV capital accounts. If after these adjustments the FMV capital accounts are not balanced, Article 6.6.3(b) shall apply; or

            (b) If all the Members consent, any cash or an undivided interest in certain selected properties shall be distributed to one or more Members as necessary for the purpose of balancing the FMV capital accounts;

            (c) Unless (b) above applies, an undivided interest in each and every property shall be distributed to one or more Members in accordance with the ratios of their FMV capital accounts;

            (d) If a property is to be valued under (a) above or distributed pursuant to (b) or (c) above, the fair market value of the property shall be agreed to by the Members. In the event all of the Members do not reach agreement as to the fair market value of property, the TMP shall cause a nationally recognized independent engineering firm to prepare an evaluation of fair market value of such property.

      6.6.4 Final Distribution. Fourth, after the FMV capital accounts of the Members have been adjusted, pursuant to Section 6.6.3 above, all other or remaining property and interest then held by the Company shall be distributed to the Members in accordance with their positive FMV capital account balances.

6.7   Transfers, Indemnification, and Correspondence.

      6.7.1 Transfers of Company Interests. Transfers of Membership Interests shall be governed by the Agreement. A Member transferring its Membership Interest, or any part thereof, shall notify the TMP in writing within two weeks of such transfer.

      6.7.2 Indemnification. This Agreement does not provide for any indemnification provisions to protect Members against any harm caused by a Code Section 708(b)(1)(B) termination. However, the Members agree that if any of them makes a sale or assignment of its Membership Interest under this Agreement, such sale or assignment shall be structured, if reasonably possible, to avoid causing an Code Section 708(b)(1)(B) termination.

      6.7.3 Correspondence.   All correspondence  relating to  the preparation
      and filing of the Company's income tax returns and capital accounts shall be forwarded to the TMP.

      6.8 No Interest. No Member shall be entitled to be paid interest in respect of either its capital account or any contributions made by it to the Company.

      6.9 Return of Capital. Except as set forth in Section 6.6.2 hereof and notwithstanding anything in this Agreement to the contrary, no Member is entitled to a return on any cash or property that it has contributed to the capital of the Company, but shall look solely to distributions from the Company. No unrepaid capital contribution shall be deemed or considered to be a liability of the Company or of any Member. No Member shall be required to contribute any cash or property to the Company to enable the Company to return any Member's capital contribution.


                                  ARTICLE VII

                            ADMINISTRATIVE MATTERS

      7.1 Books and Records. The books and records of the Company shall be kept, at the expense of the Company, by the Member from which the Manager is appointed in accordance with this Agreement, following that Member's normal accounting systems, procedures and practices, consistent with generally accepted accounting principles, on a calendar year basis for all purposes, and shall reflect all Company transactions and be appropriate and adequate for recording and reporting the financial condition of the Company. Within forty-five days following the end of each calendar quarter, the Manager shall cause to be prepared and submitted to the Members Committee and each Member an unaudited balance sheet and an unaudited income statement of the Company and a comparison to budgets in respect of such calendar quarter. In addition, on or before March 31 (or as soon thereafter as may be practicable) of each year the Manager shall cause to be delivered to each Member, in respect of the immediately preceding year, an audited balance sheet, an audited income statement, an audited annual statement of changes in financial position of the Company together with a report by the Company's Independent Accountants to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the Company's financial position, results of operation, and changes in financial position, and a report indicating each Member's share for federal income tax purposes of the Company income, gain, credits, losses, and deductions prepared, in each case, by the Company's Independent Accountants. A copy of each Company tax return required to be filed with any governmental authority shall be delivered to each Member at least ten days before such return is filed.

      7.2 Inspection. Each Member, at its sole cost and expense, shall have the right to inspect, copy, and audit the books and records of the Company during reasonable business hours at the principal place of business of the Company. No Person other than a Member (or its duly authorized representative) and the Company's Independent Accountants shall have any right to inspect the books and records of the Company for any purpose whatsoever. Each Person that inspects the books and records of the Company shall maintain the confidentiality of the information received pursuant to or in connection with such inspection.

      7.3 Bank Accounts; Investments. All funds of the Company shall be deposited in its name in an account or accounts maintained in one or more national or state bank or banks designated from time to time by the Members Committee. The funds of the Company shall not be commingled with the funds of any other Person. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by such signatory party or parties as may be designated by the Members Committee. The Manager shall have the obligation from time to time to deposit Company funds that (i) are not required for the operation of the business of the Company and (ii) should not, in the Manager's opinion, be used to repay Company debt, in interest bearing bank accounts or to purchase commercial paper, treasury bills, or other high grade short term instruments following guidelines approved by the Members Committee.

      7.4   Monthly Progress Reports.   At least once a month, the Manager, at
Company expense, shall furnish to the Members a progress report regarding the operations of the Company.


                                 ARTICLE VIII

                    MANAGEMENT; MEMBERS COMMITTEE; MANAGER;
                       STANDARD OF CARE; INDEMNIFICATION

      8.1 Management. (a) The management and control of the Company business shall be vested in the Members, who shall exercise such management and control through and by virtue of their selection of the Members Committee in accordance with the succeeding provisions of this Article VIII and their participation in the making of the decisions accorded to them pursuant to this Agreement.

      (b) The Members shall be entitled to delegate any powers and authority required for the management of the Company to the Members Committee, save that the Members reserve the following powers and authority exclusively to themselves, namely:

      (i)   to amend the purposes of the Company,  as set out  in Section 3.2;

      (ii)  to liquidate or otherwise dissolve the Company;

      (iii) to approve the merger or consolidation of the Company with or into an "other business entity," as such term is defined in 18-209(a) of the Act, or the sale, exchange, or other disposition of all, or substantially all of the Company's assets which is to occur as part of a single transaction or plan;

      (iv)  to designate  from  time   to   time  the  Company's   Independent
            Accountants; and

      (v)   to amend this Agreement.

      8.2   Members Committee.

      (a) The Members Committee (herein referred to as the "Members Committee") shall be responsible for the making of decisions with respect to the Company business that are not accorded to the Members or the Manager pursuant to this Agreement.

      (b) Without limiting the generality of paragraph (a) of this Section and subject always to the provisions of Section 8.1(b), the Members Committee shall have the power to delegate to the Manager of the Company any powers and authority necessary for the day-to-day operation of the business of the Company, except that the Members Committee reserves the following powers and authority exclusively to itself, namely:

      (i) to set the overall policy and vision of the Company in accordance with the purposes set out in Section 3.2;

      (ii)     to  recommend  to  the  annual   meeting  of  the  Members  the
               distribution   policy  of   the  Company   and  the   level  of
               distribution to be declared;

      (iii)    to elect or appoint the Manager;

      (iv) to approve capital expenditures of the Company in such amount as the Members may from time to time determine;

      (v) to approve the business and strategic plans and the annual operating plans of the Company;

      (vi) to recommend approval by the Members of any of the matters referred to in Section 8.1(b);

      (vii) to approve from time to time the location of the Company's principal executive office;

      (viii) to determine the banking policy of the Company and further in that regard: to grant financial authorization (including the opening and closing of bank accounts and to designate signatories for such accounts) to the Manager; to approve all borrowings by the Company of sums of money within the limitations regarding amount as the Members may from time to time determine, from banks, other lending institutions, the Members or Affiliates of the Members, on such terms as the Members Committee deems appropriate, and, in connection therewith, to hypothecate, encumber, and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except to the extent permitted under the Act by the Manager or authorized agents of the Company expressly authorized by the Members Committee to contract such debt or incur such liability;

      (ix) to approve the purchase of liability and other insurance to protect the Company's property and business;

      (x) to establish guidelines for the Manager in connection with the temporary investment of Company funds;

      (xi) to approve the execution on behalf of the Company of all instruments and documents with a value in excess of such amount as the Members may from time to time determine, including, without limitation: checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments; bills of sale; leases; partnership agreements; operating agreements of other limited liability companies; agreements between the Company and either of the Members or their Affiliates; and any other instruments or documents necessary, in the opinion of the Members Committee to the business of the Company;

      (xii)    to assess the performance of the Manager of the Company;

      (xiii) to approve the commencement or settlement of litigation directly or indirectly involving the Company, where the claim or potential liability of the Company or the amount of such settlement is in excess of such amount as the Members may from time to time determine;

      (xiv) to determine the accounting policies of the Company and to recommend to the Members the appointment of the Company's Independent Accountants;

      (xv) to approve the ethics, safety and health and environmental policies of the Company; and

      (xvi) to review and approve the terms of any public announcement proposed to be made by the Company, as determined from time to time by the Members Committee.

      (c) The Members Committee shall be comprised of six individuals, three of whom shall be named by each Member (individually a "Representative" and collectively "Representatives"). These Representative(s) may be changed at any time by the Members appointing such Representative(s) by written notice to the other Member.

      (d) Meetings of the Members Committee may be held at such regular times as may be specified by the Members Committee and, in addition, may be called by any Representative by giving at least ten days prior notice thereof to each of the other Representatives. Notice of each meeting shall be in writing and shall state the date, time, and place at which such meeting is to be held and the purposes for which such meeting is called. Prior notice of a meeting need not be given, however, if such notice is waived in writing by all of the Representatives or if the action in question is taken pursuant to the provisions of the second succeeding sentence. In addition, the attendance in person or by a Person having the written proxy of a Representative at a meeting shall constitute a waiver of notice of such meeting, except where the Representative attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.) Any action required or permitted to be taken at a meeting of the Members Committee may be taken (i) by means of a telephone conference (notice of which shall be given to each of the Representatives) in which all Representatives participating in the meeting in person or by a Person having the written proxy and constituting a quorum can hear and speak to each other (with the action taken during such telephone conference to be reduced to writing and filed in the records of the Members Committee), or (ii) by means of one Representative submitting to the other Representatives in accordance with the provisions of Section 14.3 a statement of the matter to be voted on, the purposes thereof, and the period within which the Representatives must respond either in the affirmative or in the negative to the matter in respect of which the vote is requested (which response period shall not be less than seven business days nor more than twenty business days from the date on which the Representative in question is deemed to have received such request pursuant to Section 14.3). All action taken pursuant to the immediately preceding sentence shall be deemed for all purposes to have been taken at a meeting of the Members Committee. The Members Committee shall conduct its proceedings in accordance with such rules as it may from time to time establish and shall keep appropriate records of the action taken by it.

      (e)   At  all  meetings   of  the  Members   Committee,  at  least   one
Representative representing each Member shall constitute a quorum for the transaction of business, and subject to this Section 8.2, the unanimous act of all of the Member Representatives present at any meeting at which there is a quorum shall be the act of the Members Committee, except as set forth in
Section 8.2(f). If a quorum shall not be present at any meeting of the Members Committee, the meeting may be rescheduled by any Representative by giving seven days prior notice thereof to each of the other Representatives.

      (f)   Notwithstanding any  provision of this Agreement  to the contrary:
(i) neither a Member nor a Representative appointed by any Member that is the subject of a vote with respect to the exercise of remedies relating to such Member's delinquency or default under this Agreement, in the case of a vote with respect to such matters; (ii) neither a Member nor a Representative appointed by any Member that attempts to effect a Disposition of an interest or right, or any part thereof, in or in respect of the Company in willful contravention of Article IV, or in the case of any vote with respect to any matter whatsoever subsequent to such attempted Disposition; or (iii) neither a Delinquent Member nor the Representative appointed by any Delinquent Member, in the case of any vote occurring during the period in which such Delinquent Member is a Delinquent Member; will be entitled to vote on the issue in question, and such Representative shall not be counted for voting or quorum purposes in respect of the vote in question or the Members Committee meeting at which the vote is taken. Instead, a quorum in respect of the vote in question shall be comprised of one or more of all Representatives other than those that are not entitled to vote on such issue, and the decisions in respect of such issue shall be made by the unanimous vote of all Representatives present that are entitled to vote on such issue.

      8.3 Manager. The Manager (who shall be an employee of a Member or of an Affiliate of a Member) shall be appointed by, and shall serve at the pleasure of, the Members Committee, subject to the direction of the Members Committee, and shall be responsible for the general supervision and management of the business, affairs, and property of the Company and for the implementation of the decisions of the Members Committee, and shall have, as may be delegated by the Members Committee, the authority to conduct the day-to-day affairs of the Company. Without limitation of the generality of the preceding provisions of this Section, the Manager shall have (subject to the limitations of Sections 8.1 and 8.2 and to budgetary limitations and such other limitations as may be imposed from time to time by the Members Committee) the authority, the right, and the power, on behalf of the Company:


      (a) to enter into, make, and perform all contracts, agreements, and other undertakings binding the Company as may be necessary, appropriate, or advisable in furtherance of the purposes of the Company as the Manager may determine in his or her discretion;

      (b) to open, maintain, and close bank accounts, to designate and change signatories on such accounts, and to draw checks and other orders for the payment of monies;

      (c)   to maintain the assets of the Company in good order and repair;

      (d)   to collect all sums due the Company;

      (e) to prepare and file all Company tax returns and to make all elections for the Company thereunder in accordance with the instructions of the TMP and the Members Committee;

      (f) to the extent that funds of the Company are available therefor, to pay as they become due all debts and obligations of the Company (including, without limitation, the Purchase Note); and

      (g) within any limitations as may be imposed from time to time by the Members Committee, to take any and all other action that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company.

      In addition, the Company shall reimburse the Manager, on a monthly basis, for all reasonable out-of-pocket transportation, lodging and entertainment expenses, incurred in connection with the business of the Company, consistent with the normal reimbursement policies of the Member which is providing the individual to be Manager of the Company.

      8.4 Standard of Care. In the performance of their respective duties under this Agreement, the Representatives and the Manager shall use reasonable efforts to conduct the business of the Company in a good and businesslike manner and in accordance with good practice within the industry. Notwithstanding any provision of this Agreement to the contrary, however, neither any Representative nor the Manager shall be held liable or responsible to any Member or to the Company for any losses sustained, or liabilities incurred, in connection with, or attributable to, errors in judgment, negligence, or other fault of such individual, except that which is caused by such Person's bad faith or willful misconduct.

      8.5   Indemnification  of  the Representatives  and  the  Manager.   The
Company hereby agrees to defend, indemnify and hold harmless the Representatives and the Manager from and against any and all claims, damages, liabilities, costs (including, without limitation, the costs of litigation and reasonable attorneys' fees), damages, and causes of action arising out of, resulting from, or attributable to the Representatives' and the Manager's management of the Company affairs, except where the claim at issue is based upon the bad faith or willful misconduct of the Representative in question or the Manager. The indemnification rights herein contained shall be (i) cumulative of, and in addition to, any and all rights, remedies, and recourses to which the Representatives and the Manager shall be entitled at law or in equity, and (ii) shall only be for the benefit of the Company, the Representatives, and the Manager, to the exclusion of all other purported third party beneficiaries.


                                  ARTICLE IX

                             VOLUNTARY WITHDRAWAL


      9.1   Resignation by Member.

      Each of the Members acknowledges:

      (i) the unique nature of the business the Company will engage in and the expertise and skills each of the Members brings to the business and management of the Company;

      (ii) the commitment of the Company to fully perform the terms and conditions of the Drilling Contract and the Purchase Note; and

      (iii) the need for the Company to enter into the Purchase Note and to assure any lenders of the Company's commitment to the business of the Company.

In furtherance of those objectives, the Members agree that no Member will have the right to, and each Member agrees that it will not, resign or withdraw from the Company prior to the expiration of the Base Term. In the event any Member, prior to the expiration of the Base Term, resigns from the Company, or otherwise takes any action having the effect of a withdrawal or termination of its participation as a Member of the Company (a "Wrongful Withdrawal"), such withdrawal shall be null and void and such Member shall remain fully liable as a Member hereunder. In the event the Company is required by law to recognize a Wrongful Withdrawal, the withdrawing Member will:

      (w) pay to the Company the withdrawing Member's Sharing Ratio of the Company's then known, outstanding and due obligations and liabilities, including amounts then due and owing under the Purchase Note, at the time of such Wrongful Withdrawal;

      (x) as they thereafter become known, pay to the Company its Sharing Ratio of the Company's liabilities that arose, or resulted from activities of the Company, prior to the Wrongful Withdrawal;

      (y) forfeit its Membership Interest in the Company to the other Members on a pro-rata basis based on their respective Sharing Ratios; and

      (z) be liable for all damages attributable to the withdrawing Member's breach of this Agreement.

Pursuant to Section 18-603 of the Act, the Members agree that no Member may resign from the Company prior to the expiration of the Base Term, and thereafter any Member may resign from the Company in accordance with this Agreement.

      9.2 Wrongful Withdrawal. If a Wrongful Withdrawal occurs, then within a reasonable time after the expiration of the Base Term, there will be a winding up of the Company and a distribution of the assets in accordance with
Section 11.2 of this Agreement, provided that, (i) the non-withdrawing Member will act as the liquidating trustee under Section 11.2, (ii) no adjustment will be made to the capital account of the Member who wrongfully withdrew, and
(iii) the wrongfully withdrawing Member's Membership Interest in the Company to be forfeited to the other Members will be valued to the non-withdrawing Member at the amount of such withdrawing Member's contributions to the Company pursuant to Sections 5.1 and 5.2 hereof.


                                   ARTICLE X

                            [INTENTIONALLY DELETED]



                                  ARTICLE XI

                    DISSOLUTION; RECONSTITUTION; WINDING UP


      11.1 Events Deemed to Cause Dissolution. Unless the business of the Company is continued either by the consent of all remaining Members within 90 days following the occurrence of any such event or pursuant to a right to continue provided under this Agreement, the Company shall be dissolved upon the first to occur of the following:

          (a)     The expiration of the term provided in Section 3.4;

          (b) The resignation of a Member upon 365 days prior written notice given after the expiration of the Base Term, provided however, the Company shall not be dissolved if the Non-Resigning Member exercises its rights under
                  Section 4.8;

          (c)     the Bankruptcy of a Member;

          (d) The sale of all or substantially all of the assets of the Company;

          (e)     The unanimous  vote of the Members to dissolve the Company;

          (f) Unless the Members otherwise agree in writing, the failure of one or more of the events set out in Section 15.1 to occur on or before November 10, 1996;

          (g)     By  order of a court of competent  jurisdiction pursuant to
                  Section 18-802 of the Act, at such time as specified in such order; or

          (h) Upon the dissolution of either Member or any other event that terminates the membership of a Member in the Company.

      or otherwise as provided in Section 9.1 with respect to a Wrongful Withdrawal. Subject to the provisions of Section 9.1 with respect to Wrongful Withdrawal, dissolution of the Company shall be effective on the day on which the event occurs giving rise to such dissolution, but the Company shall not terminate until the assets of the Company have been distributed as provided in Section 11.2.

      11.2 Distribution of Assets. If the Company is dissolved pursuant to this Article XI, an accounting of the Company assets, liabilities, and operations through the last day of the month in which the dissolution occurs shall be made by the Company's Independent Accountants, and the affairs of the Company shall be wound up and terminated. The Members Committee shall serve as the liquidating trustee. The liquidating trustee shall be responsible for winding up and terminating the affairs of the Company and shall determine all matters in connection therewith (including, without limitation, the arrangements to be made with creditors, whether and to what extent and under what terms of assets of the Company are to be sold or distributed in kind to the Members, and, after consultation with the Company's Independent Accountants, the amount or necessity of cash reserves to cover contingent liabilities) as the liquidating trustee deems advisable and proper; provided, however, that all decisions of the liquidating trustee shall be made in accordance with the fiduciary duty owed by the liquidating trustee to the Company and to each of the Members.

      All assets remaining after the payment (or provision for payment) of Company obligations to third parties shall be distributed to the Members (i) first, in such amounts and proportions as may be necessary to effect and carry out the provisions of Sections 5.5(b)(iv), 14.1 and 14.12, (ii) second, in such amounts and proportions as may be necessary to cause the ratios of the Members' respective capital accounts to be equal to the Members' respective Sharing Ratios, and (iii) third, in the proportion of the Members' respective Sharing Ratios then in effect.

      The distribution (if any) to the Members of an interest in the Company assets may be subject to such liens, encumbrances, and restrictions, and to such leases, contracts, and agreements as in effect on the date of such distribution.

      11.3 Termination. After all of the assets of the Company have been distributed, the Company shall terminate, and the Members shall (i) cause a certificate of cancellation to be filed with the Delaware Secretary of State, and (ii) file appropriate documentation reflecting such termination in all other jurisdictions in which the Company may be qualified to do business.


                                  ARTICLE XII

                            [INTENTIONALLY DELETED]


                                 ARTICLE XIII

                                   INSURANCE


      13.1 Insurance Coverage. The Company shall carry the following insurance or such other insurance as the Members Committee may deem appropriate (to the extent in each case that same is obtainable on reasonably commercial terms) for the protection of the Company and the Members:

           (a) Insurance which shall comply with all applicable worker's compensation and occupational disease laws and which shall cover all employees of the Company engaged in operations under this Agreement; if applicable, such insurance shall include coverage for claims under the United States Longshoremen's and Harbor Worker's Act;

           (b) Employer's liability insurance with a limit of not less than $500,000 per occurrence , including maritime employer's liability coverage with respect to the Jones Act, and general maritime liability (if not covered by the protection & indemnity coverage referred to in Section 13.1(f) below);

           (c) Comprehensive general liability insurance with a combined single limit of not less than $1,000,000 per occurrence;

           (d) Automobile liability insurance with a combined single limit of not less than $1,000,000 per occurrence;

           (e) Marine "all risk" hull and machinery insurance (including war risks, confiscation, nationalization and deprivation coverage for operations outside the United States of America) to the full value of the Drillship;

           (f) Marine protection and indemnity insurance, or equivalent coverage, including war risk protection and indemnity insurance for operations outside the United States of America, to the full value of the Drillship;

           (g) Excess liability insurance (over the insurances set forth in subparagraphs (b), (c), (d) and (f) above) with limits of not less than $50,000,000 per occurrence;

           (h) Contingent Operators Extra Expense Energy Exploration and Development (well control and blowout) insurance including costs to regain control of a well including underground blowout; costs to restore or redrill a well as a result of a blowout, crater, or fire; costs to remove, clean up, or contain pollution and contaminating substances emanating from a well; legal liability costs for bodily injury and/or loss of life, damage to, or loss to use of property caused by contaminating substances from a well; with limits of not less than $50,000,000; and

           (i) Such other insurance as the Members Committee may deem necessary, appropriate, or advisable in furtherance of the purposes of the Company.

      13.2 Certain Requirements. All insurance shall be placed through underwriters and/or insurance companies which are financially sound and responsible, and licensed to do business in all jurisdictions where such licensing is required. Each policy of insurance [except that policy referred to in Section 13.1(a)] shall, to the extent that the Members Committee deems same practicable, either on its face or by appropriate endorsement, (i) name the Company as a named insured and each Member as an additional named assured,
(ii) provide for  reasonable deductibles acceptable to the  Members Committee,
(iii) provide that it shall not be cancelled or amended or its coverage reduced except upon thirty days prior notice to the Company (seven (7) days in the case of war risk coverages), and (iv) contain waiver of subrogation provisions pursuant to which each underwriter and/or insurer waives all express and implies rights of subrogation against the Company and each Member.

      13.3 The types, limits and terms of insurance coverages set out in this Article may be modified as deemed appropriate by the Members Committee.


                                  ARTICLE XIV

                                 MISCELLANEOUS


      14.1  Offset.   In the  event  that any  sum is  payable  to any  Member
pursuant to this Agreement, any amounts owed by said Member to the Company shall be deducted from said sum before payment to said Member.

      14.2 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer to the construction or interpretation of this Agreement to the laws of another state. Each Member hereby submits to the jurisdiction of the state and federal courts in the State of Delaware and to venue in Wilmington, New Castle County, Delaware.

      14.3 Notices. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person to such party. Notices given or served pursuant hereto shall be effective upon receipt by the Person to be notified. All notices to be sent to the Members shall be sent to or made at the addresses given under the respective parties' signatures below, or such other addresses as such parties may stipulate to the other parties in the manner provided in this Section 14.3.

      14.4 Entire Agreement. This Agreement constitutes the entire agreement of the Members relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

      14.5 Effect of Waiver or Consent. No waiver or consent, express or implied, by any Member to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Member to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder until the applicable statute of limitation period has run.

      14.6 Amendment or Modification. This Agreement may be amended or modified from time to time only by the unanimous vote of all the Members. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

      14.7 Binding Effect; Joinder of Additional Parties. Subject to the restrictions on Dispositions set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respective successors and assigns.

      14.8 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

      14.9 Severability. It is the express intention of the Members that, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to the Code or is expressly prohibited or ineffective under the Act, this Agreement shall govern the relations among the Members in their capacities as such. If any provision of this Agreement or the application thereof to any Member or circumstance shall be held invalid or unenforceable to any extent, (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the extent permitted by law; (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to any other Member or circumstance or (ii) in any other jurisdiction; and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the least degree possible in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way as to make valid any provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. To the extent any provision of this Agreement is held invalid or unenforceable, the Members shall negotiate, in good faith, concerning an amendment to the Agreement that will achieve, to the extent possible consistent with applicable law, the intended effect of the invalid or unenforceable provision.

      14.10 Headings.    The  headings  in  this  Agreement  are inserted  for
convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

      14.11 Gender; Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural. All references to article and section numbers refer to articles and sections of this Agreement.

      14.12 Indemnity. Each Member hereby agrees to defend, indemnify, and hold harmless the Company and the other Members from and against any and all losses, costs (including, without limitation, the costs of litigation and attorneys' fees), claims, causes of action, damages, and liabilities that are attributable to the breach by the indemnifying Member of any of the provisions of this Agreement (including, without limitation, the provisions of Section
9.1 hereof); provided however, the indemnity provided in this Section 14.12 shall be only for the benefit of the Company and other Members, to the exclusion of all other purported third party beneficiaries.

      14.13 Further Assurances. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effect, carry out, and perform all of the terms, provisions, and conditions of this Agreement and all such transactions.

      14.14 Independent Conduct. The Representatives and the Manager shall not be required to manage the Company as their sole and exclusive function and such Manager and Representatives and Affiliates of any Member may have other business interests and may engage in other investments or activities in addition to those relating to the Company, irrespective of whether some may be in competition with the business and activities of the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other business interests, investments or activities of a Manager or a Representative or an Affiliate of a Member, or to the income or proceeds derived therefrom. No Manager or Representative shall incur liability to the Company or to any Member solely by reason of engaging in any such other business, investment or activity. Nothing in this Agreement shall affect any obligations and liabilities of a Member Representative to the Member that selected such Member Representative.

      14.15 Deemed Assent. The failure of a Representative to respond, within the response period set forth in the request in question (which response period shall not be less than seven (7) business days nor more than twenty
(20) business days for from the date on which the Representative in question is deemed to have received such request pursuant to Section 14.3) either in the affirmative or in the negative, to any request it receives from another Representative relating to a proposed act in respect of which such
Representative is entitled to vote pursuant to this Agreement, shall conclusively be deemed for all purposes to be a vote by such Representative in favor of any act set forth in such request.

      14.16 Signing Members; Certificate of Authority. The Members Committee shall designate from time to time one or more of the Members to execute (when requested to do so by the Manager) documents on behalf of the Company. Each Member agrees to execute (and acknowledge, if requested) and deliver such documents and instruments as the Members Committee may request to evidence and confirm to third parties the power, authority, and right of the Members Committee, the Manager, and the Members designated pursuant to the immediately preceding sentence to act on behalf of and bind the Company (but only to the extent, in each case, that the action in question is one that the Members Committee or Manager or Member in question is entitled to take pursuant to, and not in violation of, this Agreement).

      14.17 Withholding or Granting of Consent. Each Member and the Members Committee may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

      14.18 Waiver  of Certain  Rights.   Each Member  irrevocably  waives the
right it might have to maintain any action for partition of the property of the Company.

      14.19 U.S. Currency. All sums and amounts payable or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

      14.20 Dispute Resolution. In the event the Members Committee cannot reach a decision as to any matter concerning the business of the Company and remains unable to do so with respect to any such matter for a period of not less than 30 days, it shall refer such matter to the Designated Representative of each of the Members for resolution.

      14.21 Proprietary Information. Each of the Members acknowledges and agrees that, to the extent in the performance of this Agreement and the conduct of the business and operations of the Company, it receives Proprietary Information from the other Partner, it will exert reasonable efforts to hold such Proprietary Information confidential and not disclose the same to any third party without the prior written consent of the other Member hereto. Neither Member shall by virtue of this Agreement acquire any right, title or interest in the Proprietary Information belonging to the other Member.

      14.22 Publicity.        Except  as  otherwise  required  by   applicable
federal or state securities laws, regulations or rules or the rules of any national stock exchange, neither of the Members will issue any press release or other form of publicity without the prior written consent of the other Member, such consent not to be unreasonably withheld.


                                  ARTICLE XV

                                  DISSOLUTION


      15.1  Dissolution.      Unless the Members  otherwise agree in  writing,
and as provided in Section 11.1(f) the Company shall be dissolved if on or before November 10, 1996 all of the following events have not occurred:

      a. The execution and delivery of this Agreement have been ratified by the board of directors of Conoco, and Conoco shall have notified Reading & Bates in writing of such ratification;

      b. The execution and delivery of this Agreement have been ratified by the board of directors of Reading & Bates, and Reading & Bates shall have notified Conoco in writing of such ratification; and

      c. Conoco Drilling Inc. shall have entered into the Drilling Contract with the Company.

      15.2 Ancillary Agreements. Upon the last to occur of the events set out in Sections 15.1.a, 15.1.b and 15.1.c above, the Company shall enter into negotiation as to those agreements referenced in paragraphs (a) and (b) hereof, and enter into the agreement in paragraph (c), all as follows:

      a. the Marine Services Agreement with Conoco or one of its Affiliates in draft form attached as Exhibit "F" to this Agreement;

      b. the Drilling Services Agreement with Reading & Bates Drilling Co. or one of its Affiliates in draft form attached as Exhibit "G" to this Agreement; and

      c. the construction financing credit agreement between the Company and Conoco Inc. substantially in the form attached as Exhibit "H" to this Agreement.


      EXECUTED on this       day of October, 1996.


                                              MEMBERS

                                    CONOCO DEVELOPMENT COMPANY


                              By:

                              Its:

                              600 North Dairy Ashford
                              Houston, Texas  77079

                                    Attention:  __________________

                              Telecopy No.:  (713) 293-3700




                                    RB DEEPWATER EXPLORATION INC.


                              By:

                              Its:

                              901 Threadneedle, Suite 200
                              Houston, Texas     77079

                                    Attention:  President

                              Telecopy No.: (713) 496-0285



STATE OF TEXAS               )
                             )  SS
COUNTY OF HARRIS             )


      BEFORE me,                    , a Notary Public,  on this day personally
appeared                                 ,                                , of
Conoco Development Company, a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed.


      Given under my hand and seal  of office this        day of             ,
1996 in                       .




My commission expires:
                                    Notary Public



STATE OF TEXAS               )
                             )  SS
COUNTY OF HARRIS             )


      BEFORE me,                    , a  Notary Public, on this day personally
appeared                                ,                              , of RB
Deepwater Exploration Inc., a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed.


      Given under my  hand and seal of office this        day  of            ,
1996 in                       .


My commission expires:
                                    Notary Public


            EXHIBIT "A" - DESCRIPTION OF DRILLSHIP



                 EXHIBIT "B" - INDEMNIFICATION AGREEMENTS

                           INDEMNIFICATION AGREEMENT


            THIS INDEMNIFICATION  AGREEMENT  (the  "Agreement")  dated  as  of
October     , 1996, is made by  CONOCO INC., a Delaware corporation ("Conoco")
in favor of RB DEEPWATER EXPLORATION INC., a Nevada corporation ("RB").

            WHEREAS, RB and Conoco Development Company, a Delaware corporation ("CDC") have entered into a Limited Liability Company Agreement (the "LLC Agreement") dated of even date with respect to the formation of Deepwater Drilling L.L.C. (the "Company") herewith;

            WHEREAS,  RB  has  requested   Conoco  execute  and  deliver  this
Indemnification Agreement as partial consideration for RB's entering into the LLC Agreement.

            NOW THEREFORE, in consideration of the premises and in order to induce RB to enter into the LLC Agreement, Conoco hereby agrees as follows:

            SECTION 1. Indemnification. Conoco hereby agrees to pay, protect, indemnify, hold harmless and defend RB from any failure of CDC to make any equity contribution to the Company, as and when required under Sections 5.1 and 5.2 of the LLC Agreement, and agrees that in the event of such failure, Conoco will promptly pay on behalf of CDC any such amounts due under Sections 5.1 or 5.2 of the LLC Agreement. No payment required to be made by Conoco under this Section 1 shall be subject to any right of set off, counterclaim, defense, abatement, suspension, deferment or reduction. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the LLC Agreement.

            SECTION 2. Representations and Warranties. Conoco represents and warrants to RB as follows:

           (a) Conoco (i) is a corporation duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation and is in good standing in all jurisdictions in which failure to be or remain in good standing would have a material adverse effect upon its ability to perform its duties, obligations or liabilities hereunder and (ii) has all requisite corporate power to conduct its business and to execute and deliver and perform its obligations under this Indemnification Agreement.

           (b) The execution, delivery and performance by Conoco of this Indemnification Agreement has been duly authorized and approved by all necessary corporate action on the part of Conoco. This Indemnification Agreement constitutes the legal, valid and binding obligation of Conoco and is enforceable against Conoco in accordance with its terms, except insofar as enforceability may be limited by applicable debtor relief laws or subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           (c) No order, consent, approval, license, permit, franchise, waiver, exemption, authorization of or validation of, or filing, recording or registration with (except those that have been heretofore obtained or made and of which RB has heretofore been given written notice) or exemption by, any person or tribunal is required to authorize, or is required in connection with, the execution, delivery, performance, legality, validity, binding effect or enforceability of this Indemnification Agreement.

           (d) No bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to Conoco or any of its subsidiaries has been commenced in any jurisdiction.

           (e) There are no actions, suits or proceedings pending or to Conoco's knowledge, threatened against or affecting Conoco or any of its subsidiaries before any court or arbitrator which is reasonably likely to have a material adverse effect on the financial condition, business or operations of Conoco and its subsidiaries, taken as a whole, or would impair the validity or enforceability of this Agreement.

            SECTION 3. Amendments, Etc. No amendment or waiver of any provision of this Indemnification Agreement nor consent to any departure by Conoco therefrom shall in any event be effective unless the same shall be in writing and signed by RB, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 4. Notices, Etc. All notices and other communications provided for herein shall be given or made in writing and addressed, if to Conoco, at its address set forth under its signature below, or if to RB, at its address set forth under its signature below, such notice or notices to be effective only upon receipt by the party to which such notice is addressed.

            SECTION 5. No Waiver; Remedies. No failure on the part of RB to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No course of dealing between Conoco and RB shall operate as a waiver of any right of RB. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, admiralty, equity or otherwise.

            SECTION 6. Separability. Should any clause, sentence, paragraph, sub-section or Section of this Indemnification Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Indemnification Agreement, and Conoco agrees that the part or parts of the Indemnification Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

            SECTION 7. Captions. The captions in this Indemnification Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Indemnification Agreement.

            SECTION 8. Successors and Assigns; Assignment. This Indemnification Agreement shall (a) remain in full force and effect until CDC has met its obligations under Sections 5.1 and 5.2 of the LLC Agreement; (b) be binding upon Conoco, its successors and assigns; provided that Conoco's rights and obligations hereunder may not be assigned without the prior written consent of RB; and (c) inure to the benefit of and be enforceable only by RB and its successors and assigns.

            SECTION 9. Limitation by Law. All rights, remedies and powers provided in this Indemnification Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Indemnification Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render the Indemnification Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

            SECTION 10. Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained in this Indemnification Agreement shall survive the execution and delivery of this Indemnification Agreement and shall continue until CDC has met all of its obligations under Sections 5.1 and 5.2 of the LLC Agreement. Any investigation by RB shall not diminish in any respect whatsoever its right to rely on such covenants, representations and warranties.

            SECTION 11. Fees and Expenses. Conoco shall pay all costs, fees and expenses (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by RB in collecting or enforcing Conoco's obligations or RB's rights or remedies under this Indemnification Agreement.

            SECTION 12. Governing Law. This Indemnification Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to principles of conflict of laws.

            SECTION 13. Final Agreement. This Indemnification Agreement represents the final agreement between RB and Conoco with respect to the subject matter hereof. Each of Conoco and RB hereby represents and warrants that it is not relying on any statement, representation, warranty, covenant or agreement of any kind except for those set forth in this Indemnification Agreement.

            IN  WITNESS   WHEREOF,  Conoco  has  caused  this  Indemnification
Agreement to be duly executed by its officer thereunto duly authorized, as of the date first above written.

                                    CONOCO INC.



                                    By:
                                    Name:
                                    Title:

                                    600 North Dairy Ashford
                                    Houston, Texas  77079
                                    Attention:
                                    Telecopier No. (713)


ACCEPTED THIS      DAY
OF OCTOBER 1996.

RB DEEPWATER EXPLORATION INC.


By:
Name:
Title:

901 Threadneedle, Suite 200
Houston, Texas  77079
Attention:  Chief Financial Officer
Telecopier No. (713) 496-0285



                           INDEMNIFICATION AGREEMENT


            THIS  INDEMNIFICATION  AGREEMENT  (the "Agreement")  dated  as  of
October       ,  1996, is  made by  READING &  BATES  CORPORATION, a  Delaware corporation ("RB") in favor of CONOCO DEVELOPMENT COMPANY, a Delaware corporation ("Conoco").

            WHEREAS, Conoco and RB Deepwater Exploration, Inc., a Nevada corporation ("Reading & Bates") have entered into a Limited Liability Company Agreement (the "LLC Agreement") dated of even date herewith with respect to the formation of Deepwater Drilling L.L.C. (the "Company");

            WHEREAS,  Conoco  has  requested   RB  execute  and  deliver  this
Indemnification Agreement as partial consideration for Conoco's entering into the LLC Agreement.

            NOW THEREFORE, in consideration of the premises and in order to induce Conoco to enter into the LLC Agreement, RB hereby agrees as follows:

            SECTION 1. Indemnification. RB hereby agrees to pay, protect, indemnify, hold harmless and defend Conoco from any failure of Reading & Bates to make any equity contribution to the Company, as and when required under Sections 5.1 and 5.2 of the LLC Agreement, and agrees that in the event of such failure, RB will promptly pay on behalf of Reading & Bates any such amounts due under Sections 5.1 or 5.2 of the LLC Agreement. No payment required to be made by RB under this Section 1 shall be subject to any right of set off, counterclaim, defense, abatement, suspension, deferment or reduction. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

            SECTION 2.   Representations  and Warranties.   RB  represents and
warrants to Conoco as follows:

           (a) RB (i) is a corporation duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation and is in good standing in all jurisdictions in which failure to be or remain in good standing would have a material adverse effect upon its ability to perform its duties, obligations or liabilities hereunder and
      (ii) has all requisite corporate power to conduct its business and to execute and deliver and perform its obligations under this Indemnification Agreement.

           (b) The execution, delivery and performance by RB of this Indemnification Agreement has been duly authorized and approved by all necessary corporate action on the part of RB. This Indemnification Agreement constitutes the legal, valid and binding obligation of RB and is enforceable against RB in accordance with its terms, except insofar as enforceability may be limited by applicable debtor relief laws or subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           (c) No order, consent, approval, license, permit, franchise, waiver, exemption, authorization of or validation of, or filing, recording or registration with (except those that have been heretofore obtained or made and of which Conoco has heretofore been given written notice) or exemption by, any person or tribunal is required to authorize, or is required in connection with, the execution, delivery, performance, legality, validity, binding effect or enforceability of this Indemnification Agreement.

           (d) No bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to RB or any of its subsidiaries has been commenced in any jurisdiction.

           (e) There are no actions, suits or proceedings pending or to RB's knowledge, threatened against or affecting RB or any of its subsidiaries before any court or arbitrator which is reasonably likely to have a material adverse effect on the financial condition, business or operations of RB and its subsidiaries, taken as a whole, or would impair the validity or enforceability of this Agreement.

            SECTION 3. Amendments, Etc. No amendment or waiver of any provision of this Indemnification Agreement nor consent to any departure by RB therefrom shall in any event be effective unless the same shall be in writing and signed by Conoco, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 4. Notices, Etc. All notices and other communications provided for herein shall be given or made in writing and addressed, if to RB, at its address set forth under its signature below, or if to Conoco, at its address set forth under its signature below, such notice or notices to be effective only upon receipt by the party to which such notice is addressed.

            SECTION 5. No Waiver; Remedies. No failure on the part of Conoco to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No course of dealing between RB and Conoco shall operate as a waiver of any right of Conoco. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, admiralty, equity or otherwise.

            SECTION 6. Separability. Should any clause, sentence, paragraph, sub-section or Section of this Indemnification Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Indemnification
Agreement, and RB agrees that the part or parts of the Indemnification Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

            SECTION 7. Captions. The captions in this Indemnification Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Indemnification Agreement.

            SECTION 8. Successors and Assigns; Assignment. This Indemnification Agreement shall (a) remain in full force and effect until Reading & Bates has met its obligations under Sections 5.1 and 5.2 of the LLC Agreement; (b) be binding upon RB, its successors and assigns; provided that RB's rights and obligations hereunder may not be assigned without the prior written consent of Conoco; and (c) inure to the benefit of and be enforceable only by Conoco and its successors and assigns.

            SECTION 9. Limitation by Law. All rights, remedies and powers provided in this Indemnification Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Indemnification Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render the Indemnification Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

            SECTION 10. Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained in this Indemnification Agreement shall survive the execution and delivery of this Indemnification Agreement and shall continue until Reading & Bates has met all of its obligations under Sections 5.1 and 5.2 of the LLC Agreement. Any investigation by Conoco shall not diminish in any respect whatsoever its right to rely on such covenants, representations and warranties.

            SECTION 11. Fees and Expenses. RB shall pay all costs, fees and expenses (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by Conoco in collecting or enforcing RB's obligations or Conoco's rights or remedies under this Indemnification Agreement.

            SECTION 11.  Governing Law.   This Indemnification Agreement shall
be governed by and construed in accordance with the laws of the state of Delaware, without regard to principles of conflict of laws.

            SECTION 12. Final Agreement. This Indemnification Agreement represents the final agreement between Conoco and RB with respect to the subject matter hereof. Each of RB and Conoco hereby represents and warrants that it is not relying on any statement, representation, warranty, covenant or agreement of any kind except for those set forth in this Indemnification Agreement.

            IN WITNESS WHEREOF, RB has caused this Indemnification Agreement to be duly executed by its officer thereunto duly authorized, as of the date first above written.

                                    READING & BATES CORPORATION



                                    By:
                                    Name:
                                    Title:

                                    901 Threadneedle, Suite 200
                                    Houston, Texas  77079
                                    Attention:  Chief Financial Officer
                                    Telecopier No. (713) 496-0285


ACCEPTED THIS      DAY
OF OCTOBER 1996.

CONOCO DEVELOPMENT COMPANY


By:
Name:
Title:

600 North Dairy Ashford
Houston, Texas  77079
Attention:
Telecopier No. (713)


                         EXHIBIT "C" - SHARING RATIOS



      Conoco Development Company          0.50 (50%)

      RB Deepwater Exploration Inc.       0.50 (50%)





                    EXHIBIT "D" - CERTIFICATE OF FORMATION

                           CERTIFICATE OF FORMATION

                                      OF

                           DEEPWATER DRILLING L.L.C.


The Certificate of Formation of Deepwater Drilling L.L.C. (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

(a)   The name of the Company is Deepwater Drilling L.L.C.

(b)   The address of the registered office of the Company in  Delaware is 1209
      Orange  Street, Wilmington,  Delaware 19801.   The  Company's registered
      agent at that address is The Corporation Trust Company.

(c) Any rights of indemnification or guaranties provided for or referred to in the Company's Limited Liability Company Agreement shall only be for the benefit of the Company, the Members, the Members' Representatives or the Manager, as applicable, to the exclusion of all other purported third party beneficiaries.

IN WITNESS WHEREOF, the undersigned, each an authorized person of the Company, have caused this Certificate of Formation to be duly executed as of the
day of                   , 1996.

RB DEEPWATER EXPLORATION INC.,            CONOCO DEVELOPMENT COMPANY,
  An Authorized Person                            An Authorized Person


By:                                 By:
Name:                               Name:
Title:                              Title:







                 EXHIBIT "E" - FORM OF DEMAND PROMISSORY NOTE


                           DEMAND PROMISSORY NOTE


$22,000,000.-                                                 [Houston, Texas]
                                                          [            , 1996]


      This  Demand  Promissory Note  is given  the  day and  year  first above
written and made and executed by                                    ("Maker"),
a                corporation.   Capitalized terms used herein and not  defined
herein will have the respective meanings assigned thereto in the Limited Liability Company Agreement dated as of June 1, 1996 between Conoco Development Company and RB Deepwater Exploration Inc. (the "Agreement").

      For value received, Maker hereby promises to pay to the order of Deepwater Drilling L.L.C. ("Payee"), on the earlier of (i) demand, as set out in the Agreement, or (ii) August 31, 1998, or (iii) one business day prior to delivery of the Drillship (in each case the "Maturity"), the principal amount of Twenty-Two Million Dollars ($22,000,000). Payee may make demand for the entire principal amount or for any part thereof, and if only a part thereof is demanded, Payee shall be entitled to make subsequent demand(s) for the balance, or any portion thereof prior to Maturity, with the remaining balance, if any, due on Maturity. All amounts due hereunder will paid to Payee in New York, New York, at such bank as Payee may designate by written notice to Maker, as provided in the Agreement.

      No interest shall accrue under this Demand Promissory Note unless or until the earlier of demand or Maturity, and if a demand is made only with respect to a portion of the principal amount, interest shall accrue only with respect to that portion not paid on demand. Any interest accruing under this Demand Promissory Note shall accrue at the lesser of (i) the interest rate publicly quoted by Texas Commerce Bank, N.A., Houston, Texas, as its prime commercial rate, plus five percent (5%), or (ii) the maximum non-usurious interest rate permitted by applicable law. Such interest will accrue only if payment of the principal amount hereunder, or in the event of a demand for a portion thereof, such portion, is not paid forthwith by Maker, and such interest will continue to accrue thereafter until such time as the unpaid amount has been paid.

      This Demand Promissory Note is  delivered in accordance with   the terms
and the conditions of the Agreement.

      THIS DEMAND PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.




                                                                     Maker

                                          By:
                                          Name:
                                          Its:


                    EXHIBIT "F" - MARINE SERVICES AGREEMENT

                             MARINE SERVICES AGREEMENT

      This Agreement is made on October __, 1996, by and between DEEPWATER DRILLING L.L.C., a limited liability company under the laws of the state of Delaware and having an office in Houston, Texas, hereinafter called "the Company", and CONOCO SHIPPING COMPANY, a corporation incorporated under the laws of Liberia and having an office in Houston, Texas, hereinafter called "Contractor".

WITNESSETH

      WHEREAS, the Company desires to provide offshore drilling services to the oil and gas industry utilizing the dynamically positioned drillship under construction by Samsung Heavy Industries Co., Ltd. and Samsung Corporation at Koje Island, Korea, Builder's Hull No. 1220, hereinafter called "the Drilling Unit", to be delivered to the Company upon completion of such construction;

      WHEREAS, the Company intends to enter into a drilling contract with Conoco Drilling Inc. ("Conoco") having a term of five (5) years, plus options as further set out therein, hereinafter called the "Drilling Contract", to provide drilling services utilizing the Drilling Unit upon completion of construction and mobilization of the Drilling Unit to a U.S. Gulf of Mexico port;

      WHEREAS, the group of companies of which Contractor is a member has been engaged in operating tankers and other vessels for many years and has acquired a qualified and experienced operational, marketing, technical and administrative staff with the knowledge, skill and experience to assist the Company in the marine aspects of the construction and operations of the Drilling Unit;

      WHEREAS, the Company desires to avail itself of certain operational, marketing, technical and administrative staff of Contractor and has requested Contractor to provide certain services and personnel to the Company; and

      WHEREAS, Contractor has agreed to provide such services and personnel to the Company in accordance with the following terms and conditions.

      NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

      1.    Services to be Provided by Contractor

            Pursuant to the terms of this Agreement Contractor agrees to provide the following services as requested from time to time by the Company.

            A. Engineering and related technical  services in the  mechanical, electrical, structural and marine engineering disciplines, pertaining to the construction, installation, testing, commissioning and operation of the marine systems applicable to the Drilling Unit.

            B. Assistance to the Company  for the procurement and  delivery of necessary equipment, spare parts and supplies applicable to the marine system of the Drilling Unit in a timely manner.

            C. Policies,  procedures  and   systems  for  project  management,
               management information, safety, preventive maintenance and inventory control applicable to the marine systems of the Drilling Unit.

            D. Assistance  in the  recruitment  of  qualified and  experienced marine personnel for the Drilling Unit by the Company and for the training of marine personnel to be assigned to the Drilling Unit.

            E. Project management, inspection and related technical assistance services applicable to the marine systems of the Drilling Unit prior to delivery of the Drilling Unit from the shipyard.

            If Contractor is unable to provide the services requested for whatever reason, Contractor shall promptly advise Company of same in writing, and Contractor will owe no further obligation to Company with respect to the requested services.

            All services provided by Contractor under this Agreement shall be in conformance with good and accepted marine practice and standard operating procedures and practices of the industry.

      2.    Personnel

            Contractor agrees to provide, or cause to be provided, to the Company all marine and support personnel in the categories set out in Exhibit A to this Agreement, as may be reasonably requested by the Company from time to time, to assist the Company in connection with the construction, installation, testing and commissioning and operation of the marine system of the Drilling Unit, and in order for the Company to meet the requirements of any drilling contract for the Drilling Unit. With respect to the Drilling Contract, Contractor agrees to provide at the request of the Company the marine personnel set out in Appendix B of the Drilling Contract.

      3.    Remuneration

            A. In consideration of the services being provided hereunder, the Company agrees to pay Contractor, on a monthly basis in arrears, the sum of not to exceed U.S. $1,000 per day commencing on the Commencement Date of the Drilling Contract and continuing for the duration of the Drilling Contract, such rate to be adjusted quarterly based on changes in the Consumer Price Index, as published in the Survey of Current Business Bulletin by the U.S. Department of Labor, commencing with the index for the month of September, 1998. The parties agree to negotiate, in good faith, adjustments in such rate from time to time, based on the level of marine services Contractor provides to Company and the level of marine services provided to Contractor by third parties.

            B. The Company agrees to reimburse Contractor for:

              (1) Any and all payroll and payroll burden costs incurred by Contractor in providing personnel pursuant to Section 2 of this Agreement since June 1, 1996, such payroll and payroll burden costs to be in conformance with Contractor's normal accounting practices and employee benefits in effect from time to time;

              (2) Any and all third party costs incurred by Contractor in the procurement of equipment, materials, supplies, spare parts or personnel requested by the Company, including all relevant transportation, travel and insurance costs.

            C. As   additional   consideration  for   the   services  provided
               hereunder, the Company agrees to pay, on a monthly basis in arrears, to Contractor an amount equal to one percent (1%) of the monthly revenues accruing to Company under the Drilling Contract excluding, however, amounts for which Company is entitled to cost reimbursement from Conoco under the terms of the Drilling Contract.

      4.    Payment

            A. The Company shall pay all amounts due  to Contractor under this
               Agreement  by wire transfer,  in freely  available funds,  to a
               bank to be designated by Contractor in               ,
                     for credit to Contractor's account.

            B. All such amounts  shall be  paid within  twenty days  following receipt by the Company of monthly invoices supported by reasonable documentation. All amounts not paid when due shall earn interest until paid at the rate of 50 basis points over the 3 month LIBOR in effect, from time to time, as published in the "Wall Street Journal".

      5.    Confidential Information

            Any proprietary or confidential information, documents, manuals, systems, designs, drawings or other like or unlike material or information made available to the Company by Contractor is for the use only by the Company for use with the services to be provided by Contractor pursuant to this Agreement and shall be so designated at the time of disclosure. Title to all such material and information shall at all times be in Contractor, and the Company shall not have any rights with respect to such material and information except the use provided by this Agreement. During the term of this Agreement and thereafter for five years after the expiration or earlier termination thereof or the date of disclosure of such information, whichever is earlier, the Company will not permit the use of any such information by a third party and will at all times keep it in the strictest confidence. Upon the expiration or earlier termination of this Agreement, the Company shall return to Contractor all such material received from Contractor or prepared by Contractor pursuant to this Agreement and shall neither retain any copy of such material nor thereafter use any such information. It is expressly agreed that the obligation of the Company under this section will continue and survive any expiration or earlier termination of this Agreement, provided that this section shall not apply to information which is:

            A. Contained in a publication of general circulation;

            B. Disclosed in  good faith by  a third party not  in privity with the party originally disclosing such information which has a bona fide right to disclose such information; or

            C. Information substantially acquired or  developed for, or  from, the operations or maintenance of the Drilling Unit;

      save that the Company shall be entitled, after reasonable prior notice to Contractor, to disclose any such confidential information, report or document: -

           (a) in connection with any proceedings arising out of or in connection with this Agreement to the extent necessary to protect its interests;

           (b)     to any prospective assignee of any interest in the  Company
                   subject   to   it  obtaining   an  undertaking   from  such
                   prospective assignee in the terms of this section;

           (c) if required to do so by an order of any court of competent jurisdiction;

           (d) in pursuance of any procedure for discovery of documents in any proceedings before any such court;

           (e) pursuant to any law or regulation having the force of law or any national stock exchange requirement;

           (f) pursuant to a requirement of any authority being an authority with whose requirement, of the nature and to the extent in question, it is accustomed to comply; or

           (g) to the technical or legal advisers of the Company subject to it obtaining an undertaking from such advisers in the terms of this section;

      and the Company shall be entitled so to disclose or use any such information, report or document if the information contained therein shall have emanated in conditions free from confidentiality bona fide from some person other than Contractor or the agent of Contractor and such party would, but for the preceding provisions of this sub-section, be free so to disclose or use the same; provided that the Company shall use all reasonable endeavors to avoid disclosure to any third party in accordance with sub-sections (c) (d) (e) and (f) above.

      6.    Term

            A. This Agreement shall remain  in effect until the  expiration or earlier  termination of  the  Drilling Contract  as  it may  be
               amended   or  extended  from   time  to  time,   and  shall  be
               automatically renewed on an annual basis thereafter unless either party gives six months' prior written notice of its intention to terminate this Agreement or renegotiate its terms to the other party. If such notice is given, the parties agree to meet promptly and discuss in good faith such termination or renegotiation, as the case may be, and if mutual agreement is not reached regarding same, this Agreement may be terminated by either party, effective upon expiration of such six month period.

            B. In case of  termination of this Agreement,  Contractor shall be entitled to any payments with respect to services performed or costs or expenses incurred prior to such termination.

            C. If either party  materially defaults in the  fulfillment of any obligation under this Agreement without reasonable justification therefor, the other party will not have any further obligation to fulfil its obligations until such default has been cured. If such default continues for a period of more than 30 days, the non-defaulting party shall have the option to terminate this Agreement, without prejudice to any other rights it may have.

      7.    Taxes

            The remuneration payable under Sections 3.A and 3.B has been calculated on the basis that Contractor will be liable for all federal and state income and franchise taxes on the profits arising to it under this Agreement but no other taxes. Any and all such other taxes that may be imposed by any governmental authority shall be borne by the Company.

      8.    Assignment

            Neither party shall assign or transfer any of its right, title or interest in or to this Agreement (except to a successor to substantially all of such party's business or to a corporation owned by or under common ownership with such party which agrees to assume all obligations of such party, provided that the assigning party shall not thereby be released from its obligations hereunder) without the prior written consent of the other party, and any such attempt to assign or transfer without such consent shall have no effect. Contractor may subcontract for any services requested by Company hereunder, provided Company has approved any such subcontract, such approval not to be unreasonably withheld.

      9.    Notices

            Any notice or other communication for which this Agreement provides shall be in writing and will be delivered to the addressee thereof or sent to the address thereof by electronic facsimile communication or by registered or certified mail, return receipt requested, or by other method which will constitute adequate evidence of delivery, as follows:

               If to the Company:

                    Deepwater Drilling L.L.C.
                    901 Threadneedle, Suite 200
                    Houston, Texas  77079

                    Attention:  Manager

               If to Contractor:

                    Conoco Shipping Company
                    c/o  Conoco Inc.
                    600 N. Dairy Ashford
                    Houston, Texas  77079

                    Attention:

      or addressed at such other address as the addressee thereof may have designated for that purpose by written notice given as above provided. Any notice given in conformance with this clause will be considered as received for all purposes on the date of delivery.

      10.   Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of Texas an the parties hereto submit to the non-exclusive jurisdiction of the federal and state courts in Harris County, Texas.

      11.   Consequential Damages

            In no event shall either party to this Agreement be liable to the other party for loss of profits or other incidental, consequential or special damages.

      12.   Indemnity

            A. Contractor agrees  to defend,  indemnify and hold  harmless the
               Company, to the extent the Company is not insured or otherwise indemnified, for all losses, claims, liabilities, obligations or the like incurred by the Company or any member in the Company either directly or through the Company arising from Contractor's failure to perform its obligations hereunder according to good marine practice and consistent with the standard operating procedures and practices of the industry, whether such obligations are to be performed by itself or through an affiliate or sub-contractor appointed by it. Further, it is agreed that Contractor's liability, if any, under this paragraph shall not in any event exceed U.S. $100,000.00 per occurrence, not to exceed U.S. $1,000,000 in any one year.

            B. Notwithstanding  the foregoing  it  is agreed  that  Contractor shall have no liability to the Company for pollution, well control costs, reservoir or underground damage or loss of hole, regardless of how caused, including, but not limited to, the sole, joint or concurrent negligence, recklessness or wilful misconduct of Contractor, its employees or sub-contractors.

      13.   Additional Insured and Waiver of Subrogation

            The Company agrees to cause the relevant insurance policies and cover notes being maintained at the expense of the Company for the benefit of both parties to include both parties as named insureds and to cause the interested underwriters to waive all rights of subrogation against the parties hereto.

      14.   Force Majeure

            The obligations (other than any obligations to pay money) of either party to the Agreement shall be suspended (and failure to carry out the same shall not constitute a breach of this Agreement) to the extent, and during the period, that such party is prevented from carrying out is obligations by virtue of any act or event outside the reasonable control of that party.

      15.  Amendment

            This Agreement may be amended, from time to time, only by mutual agreement of the parties in writing.


      IN WITNESS WHEREOF, the parties thereto have caused this Agreement to be executed by its duly authorized representatives in Houston, Texas on
        , 1996.

                                    CONOCO SHIPPING COMPANY




                              By:

                              Its:



                                    DEEPWATER DRILLING L.L.C.



                              By:

                              Its:




                   EXHIBIT "G" - DRILLING SERVICES AGREEMENT


                          DRILLING SERVICES AGREEMENT


      This Agreement is made on October __, 1996, by and between DEEPWATER DRILLING L.L.C., a limited liability company under the laws of the state of Delaware and having an office in Houston, Texas, hereinafter called "the Company", and READING & BATES DRILLING CO., a corporation incorporated under the laws of Oklahoma and having an office in Houston, Texas, hereinafter called "Contractor".

WITNESSETH

      WHEREAS, the Company desires to provide offshore drilling services to the oil and gas industry utilizing the dynamically positioned drillship under construction by Samsung Heavy Industries Co., Ltd. and Samsung Corporation at Koje Island, Korea, Builder's Hull No. 1220, hereinafter called "the Drilling Unit", to be delivered to the Company upon completion of such construction;

      WHEREAS, the Company intends to enter into a drilling contract with Conoco Drilling Inc. ("Conoco") having a term of five (5) years, plus options as further set out therein, hereinafter called the "Drilling Contract", to provide offshore drilling services utilizing the Drilling Unit upon completion of construction and mobilization of the Drilling Unit to a U.S. Gulf of Mexico port;

      WHEREAS, the group of companies of which Contractor is a member has been engaged in operating offshore drilling units for many years and has acquired a qualified and experienced operational, marketing, technical and administrative staff with the knowledge, skill and experience to assist the Company in the drilling aspects of the construction and operations of the Drilling Unit;

      WHEREAS, the Company desires to avail itself of certain operational, marketing, technical and administrative staff of Contractor and has requested Contractor to provide certain services and personnel to the Company; and

      WHEREAS, Contractor has agreed to provide such services and personnel to the Company in accordance with the following terms and conditions.

      NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

      1.    Services to be Provided by Contractor

            Pursuant to the terms of this Agreement Contractor agrees to provide the following services as requested from time to time by the Company.

            A. Engineering and related technical  services in the  mechanical, electrical, structural and marine engineering disciplines, pertaining to the construction, installation, testing, commissioning and operation of the drilling and topsides systems of the Drilling Unit.

            B. Assistance  to  the Company's  purchasing organization  for the procurement and delivery of necessary equipment, spare parts and supplies applicable to the marine system of the Drilling Unit in a timely manner.

            C. Policies,  procedures  and  systems  for   project  management,
               management information, safety, preventive maintenance and inventory control applicable to the drilling and topsides systems of the Drilling Unit.

            D. Assistance  in the  recruitment  of  qualified and  experienced drilling personnel for the Drilling Unit by the Company and for the training of drilling personnel to be assigned to the Drilling Unit.

            E. Project management, inspection and related technical assistance services applicable to the drilling systems of the Drilling Unit prior to delivery of the Drilling Unit from the shipyard.

      If Contractor is unable to provide the services requested for whatever reason, Contractor shall promptly advise Company of same in writing, and Contractor will woe no further obligation to Company with respect to those requested services.

      All services provided by Contractor under this Agreement shall be in conformance with good and accepted oilfield practice and standard operating procedures and practices of the industry.

      2.    Personnel

      Contractor agrees to provide, or cause to be provided, to the Company all drilling and support personnel in the categories set out in Exhibit A to this Agreement, as may be reasonably requested by the Company from time to time, to assist the Company in connection with the construction, installation, testing, commissioning and operation of the drilling and topsides systems of the Drilling Unit, and in order for the Company to meet the requirements of any drilling contract for the Drilling Unit. With respect to the Drilling Contract, Contractor agrees to provide at the request of the Company the drilling and support personnel set out in Appendix B of the Drilling Contract.

      3.    Remuneration

            A. In consideration of the services being provided hereunder, the Company agrees to pay Contractor, on a monthly basis in arrears, the sum not to exceed U.S. $2,500 per day commencing on the Commencement Date of the Drilling Contract and continuing for the duration of the Drilling Contract, such rate to be adjusted quarterly based on changes in the Consumer Price Index, as published in the Survey of Current Business Bulletin by the U.S. Department of Labor, commencing with the index for the month of September, 1998. The parties agree to negotiate, in good faith, adjustments to such rate based on the level of drilling services Contractor provides to Company as compared to drilling services obtained by the Company from third parties.

            B. The Company agrees to reimburse Contractor for:

               (1) Any and all payroll and payroll burden costs incurred by Contractor in providing personnel pursuant to the Section 2 of this Agreement since June 1, 1996, such payroll and payroll burden costs to be in conformance with Contractor's normal accounting practices and employee benefits in effect from time to time;

               (2) Any and all third party costs incurred by Contractor in the procurement of equipment, materials, supplies, spare parts or personnel requested by the Company, including all relevant transportation, travel and insurance costs.

            C. As  additional  consideration  for  the  services  provided  in construction hereunder the Company agrees to pay, on a monthly basis in arrears, to Contractor an amount equal to one percent (1%) of the monthly revenues accruing to Company under the Drilling Contract (excluding, however, amounts for which Company is entitled to cost reimbursement from Conoco under the terms of the Drilling Contract).

      4.    Payment

            A. The Company shall pay all amounts due  to Contractor under this
               Agreement by  wire transfer,  in freely  available funds,  to a
               bank to be designated by Contractor in               ,
                     for credit to Contractor's account.

            B. All such  amounts shall  be paid  within twenty  days following receipt by the Company of monthly invoices supported by reasonable documentation. All amounts not paid when due shall earn interest until paid at the rate of 50 basis points over the 3 month LIBOR in effect, from time to time, as published in the "Wall Street Journal".

      5.    Confidential Information

            Any proprietary or confidential information, documents, manuals, systems, designs, drawings or other like or unlike material or information made available to the Company by Contractor is for the use only by the Company for use with the services to be provided by Contractor pursuant to this Agreement and shall be so designated at the time of disclosure. Title to all such material and information shall at all times be in Contractor, and the Company shall not have any rights with respect to such material and information except the use provided by this Agreement. During the term of this Agreement and thereafter for five years after the expiration or earlier termination thereof or the date of disclosure of such information, whichever is earlier, the Company will not permit the use of any such information by a third party and will at all times keep it in the strictest confidence. Upon the expiration or earlier termination of this Agreement, the Company shall return to Contractor all such material received from Contractor or prepared by Contractor pursuant to this Agreement and shall neither retain any copy of such material nor thereafter use any such information. It is expressly agreed that the obligation of the Company under this section will continue and survive any expiration or earlier termination of this Agreement, provided that this section shall not apply to information which is:

            A. Contained in a publication of general circulation;

            B. Disclosed in  good faith by  a third party not  in privity with the party originally disclosing such information which has a bona fide right to disclose such information; or

            C. Information substantially acquired  or developed for,  or from, the operations or maintenance of the Drilling Unit;

      save that the Company shall be entitled, after reasonable prior notice to Contractor, to disclose any such confidential information, report or document: -

           (a) in connection with any proceedings arising out of or in connection with this Agreement to the extent necessary to protect its interests;

           (b)     to any prospective assignee of any interest in the  Company
                   subject   to  it   obtaining   an  undertaking   from  such
                   prospective assignee in the terms of this section;

           (c) if required to do so by an order of any court of competent jurisdiction;

           (d) in pursuance of any procedure for discovery of documents in any proceedings before any such court;

           (e) pursuant to any law or regulation having the force of law or any national stock exchange requirement;

           (f) pursuant to a requirement of any authority being an authority with whose requirement, of the nature and to the extent in question, it is accustomed to comply; or

           (g) to the technical or legal advisers of the Company subject to it obtaining an undertaking from such advisers in the terms of this section;

      and the Company shall be entitled so to disclose or use any such information, report or document if the information contained therein shall have emanated in conditions free from confidentiality bona fide from some person other than Contractor or the agent of Contractor and such party would, but for the preceding provisions of this sub-section, be free so to disclose or use the same; provided that the Company shall use all reasonable endeavors to avoid disclosure to any third party in accordance with sub-sections (c) (d) (e) and (f) above.

      6.    Term

            A. This Agreement shall remain  in effect until the  expiration or earlier termination of the Drilling Contract, as it may be amended or extended from time to time, and shall be automatically renewed on an annual basis thereafter unless either party gives six months' prior written notice of its intention to terminate this Agreement or renegotiate its terms to the other party. If such notice is given, the parties agree to meet promptly and discuss in good faith such termination or renegotiation, as the case may be, and if mutual agreement is not reached regarding same, this Agreement may be terminated by either party, effective upon expiration of such six month period.

            B. In case  of termination of this Agreement,  Contractor shall be entitled to any payments with respect to services performed or costs or expenses incurred prior to such termination.

            C. If  either party materially defaults in  the fulfillment of any obligation under this Agreement without reasonable justification therefor, the other party will not have any further obligation to fulfil its obligations until such default has been cured. If such default continues for a period of more than 30 days, the non-defaulting party shall have the option to terminate this Agreement, without prejudice to any other rights it may have.

      7.    Taxes

            The remuneration payable under Sections 3.A and 3.B has been calculated on the basis that Contractor will be liable for all federal and state income and franchise taxes on the profits arising to it under this Agreement but no other taxes. Any and all such other taxes that may be imposed by any governmental authority shall be borne by the Company.

      8.    Assignment

            Neither party shall assign or transfer any of its right, title or interest in or to this Agreement (except to a successor to substantially all of such party's business or to a corporation owned by or under common ownership with such party which agrees to assume all obligations of such party, provided that the assigning party shall not thereby be released from its obligations hereunder) without the prior written consent of the other party, and any such attempt to assign or transfer without such consent shall have no effect. Contractor may subcontract for any services requested by the Company hereunder, provided Company has approved any such subcontract, such approval not to be unreasonably withheld.

      9.    Notices

            Any  notice  or  other  communication  for  which  this  Agreement provides shall be in writing and will be delivered to the addressee thereof or sent to the address thereof by electronic facsimile communication or by registered or certified mail, return receipt requested, or by other method which will constitute adequate evidence of delivery, as follows:

               If to the Company:

                    Deepwater Drilling L.L.C.
                    901 Threadneedle, Suite 200
                    Houston, Texas  77079

                    Attention:  Manager


               If to Contractor:

                    Reading & Bates Drilling Co.
                    901 Threadneedle, Suite 200
                    Houston, Texas  77079

                    Attention:  Manager

      or addressed at such other address as the addressee thereof may have designated for that purpose by written notice given as above provided. Any notice given in conformance with this clause will be considered as received for all purposes on the date of delivery.

      10.   Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of Texas an the parties hereto submit to the non-exclusive jurisdiction of the federal and state courts in Harris County, Texas.

      11.   Consequential Damages

            In no event shall either party to this Agreement be liable to the other party for loss of profits or other incidental, consequential or special damages.

      12.   Indemnity

            A. Contractor agrees  to defend,  indemnify and hold  harmless the
               Company, to the extent the Company is not insured or otherwise indemnified, for all losses, claims, liabilities, obligations or the like incurred by the Company or any member in the Company either directly or through the Company arising from Contractor's failure to perform its obligations hereunder according to good oil field practice and consistent with the standard operating procedures and practices of the industry, whether such obligations are to be performed by itself or through an affiliate or sub-contractor appointed by it. Further, it is agreed that Contractor's liability, if any, under this paragraph shall not in any event exceed U.S. $100,000.00 per occurrence, not to exceed U.S. $1,000,000 in any one year.

            B. Notwithstanding  the  foregoing  it is  agreed  that Contractor shall have no liability to the Company for pollution, well control costs, reservoir or underground damage or loss of hole, regardless of how caused, including, but not limited to, the sole, joint or concurrent negligence, recklessness or wilful misconduct of Contractor, its employees or sub-contractors.

      13.   Additional Insured and Waiver of Subrogation

            The Company agrees to cause the relevant insurance policies and cover notes being maintained at the expense of the Company for the benefit of both parties to include both parties as named insureds and to cause the interested underwriters to waive all rights of subrogation against the parties hereto.

      14.   Force Majeure

            The obligations (other than any obligations to pay money) of either party to the Agreement shall be suspended (and failure to carry out the same shall not constitute a breach of this Agreement) to the extent, and during the period, that such party is prevented from carrying out is obligations by virtue of any act or event outside the reasonable control of that party.

15.  Amendment

This Agreement may be amended, from time to time, only by mutual agreement of the parties in writing.

      IN WITNESS WHEREOF, the parties thereto have caused this Agreement to be executed by its duly authorized representatives in Houston, Texas on
        , 1996.

                                    READING & BATES DRILLING CO.



                              By:

                              Its:


                                    DEEPWATER DRILLING L.L.C.



                              By:

                              Its:




             EXHIBIT "H" - CONSTRUCTION FINANCING CREDIT AGREEMENT

                               CREDIT AGREEMENT

                    DATED AS OF ____________________, 1996

                                    BETWEEN

                           DEEPWATER DRILLING L.L.C.

                                      AND

                                  CONOCO INC.


                               TABLE OF CONTENTS


RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

I.    DEFINITIONS; CERTAIN TERMS  . . . . . . . . . . . . . . . . . . . . .  2

II.   THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      2.01  The Vessel Loans  . . . . . . . . . . . . . . . . . . . . . . .  6
            (a)     Making the Vessel Construction Loans  . . . . . . . . .  6
            (b)     Interest; Vessel Capitalized Interest . . . . . . . . .  7
            (c)     Construction Financing  . . . . . . . . . . . . . . . .  8
            (d)     Repayment; Vessel Note  . . . . . . . . . . . . . . . .  9
            (e)     Prepayments . . . . . . . . . . . . . . . . . . . . . .  9
            (f)     Use of Proceeds . . . . . . . . . . . . . . . . . . . . 10
            (g)     Termination of Vessel Commitment  . . . . . . . . . . . 10
      2.02  Payments and Computations . . . . . . . . . . . . . . . . . . . 10
      2.03  Maximum Amount of Loans . . . . . . . . . . . . . . . . . . . . 12
      2.04  Grant of Security Interest  . . . . . . . . . . . . . . . . . . 12

III.  CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . 12
      3.01  Conditions Precedent to the Initial Loan  . . . . . . . . . . . 12
            (a)     Delivery of Documents . . . . . . . . . . . . . . . . . 12
            (b)     Proceedings; Receipt of Documents . . . . . . . . . . . 13
      3.02  Conditions Precedent to All Loans . . . . . . . . . . . . . . . 13
            (a)     Representations and Warranties; No Event of Default . . 13
            (b)     Legality  . . . . . . . . . . . . . . . . . . . . . . . 13
            (c)     Borrowing Notice  . . . . . . . . . . . . . . . . . . . 14
            (d)     Delivery of Documents . . . . . . . . . . . . . . . . . 14

IV.   REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . 14
      4.01  Representations and Warranties of the Borrower  . . . . . . . . 14
            (a)     Organization, Good Standing, Etc. . . . . . . . . . . . 14
            (b)     Authorization, Etc. . . . . . . . . . . . . . . . . . . 14
            (c)     Governmental Approvals  . . . . . . . . . . . . . . . . 15
            (d)     Enforceability of Loan Documents  . . . . . . . . . . . 15
            (e)     No Material Adverse Change  . . . . . . . . . . . . . . 15
            (f)     Litigation, Labor Controversies, Etc. . . . . . . . . . 15
            (g)     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . 16
            (h)     Ownership of Assets . . . . . . . . . . . . . . . . . . 16

V.    COVENANTS OF THE BORROWER . . . . . . . . . . . . . . . . . . . . . . 16
      5.01  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . 16
            (a)     Reporting Requirements  . . . . . . . . . . . . . . . . 16
            (b)     Preservation of Existence, Etc. . . . . . . . . . . . . 17
            (c)     Obtaining of Permits, Etc.  . . . . . . . . . . . . . . 18
            (d)     Keeping of Records and Books of Account . . . . . . . . 18
            (e)     Compliance with Laws, Etc.  . . . . . . . . . . . . . . 18
            (f)     Insurance . . . . . . . . . . . . . . . . . . . . . . . 18
      5.02  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . 18
            (a)     Construction Contract . . . . . . . . . . . . . . . . . 18
            (b)     Liens,  Etc.  . . . . . . . . . . . . . . . . . . . . . 19
            (c)     Indebtedness  . . . . . . . . . . . . . . . . . . . . . 19

VI.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . 19
      6.01  Events of Default . . . . . . . . . . . . . . . . . . . . . . . 19
            (a)     Payment Default . . . . . . . . . . . . . . . . . . . . 19
            (b)     Breach of Warranty  . . . . . . . . . . . . . . . . . . 20
            (c)     Judgments . . . . . . . . . . . . . . . . . . . . . . . 20
            (d)     Bankruptcy, Insolvency, Etc.  . . . . . . . . . . . . . 20
            e) Impairment of Security, Etc. . . . . . . . . . . . . . . . . 21
      6.02  Action if Bankruptcy  . . . . . . . . . . . . . . . . . . . . . 21

VII.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
      7.01  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . 22
      7.02  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . 22
      7.03  No Waiver; Remedies, Etc. . . . . . . . . . . . . . . . . . . . 23
      7.04  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . 23
      7.05  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . 23
      7.06  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . 24
      7.07  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . 24
      7.08  Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . 25
      7.09  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
      7.10  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 27
      7.11  Application of Refunds and Payments under
               Korean Bank Guarantees . . . . . . . . . . . . . . . . . . . 27
      7.12  No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . 28
      7.13  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . 28
      7.14  Payment of Costs and Expenses . . . . . . . . . . . . . . . . . 28


Exhibits
Exhibit A   Form of  Promissory Note
Exhibit B   Form of Borrowing Request


                               CREDIT AGREEMENT


CREDIT AGREEMENT dated as of __________________, 1996, between Deepwater Drilling L.L.C., a Delaware limited liability company, (the "Borrower"), and Conoco Inc., a corporation organized under the laws of the State of Delaware ("Conoco").

                                   RECITALS

The Borrower is a Delaware limited liability company whose members are RB Deepwater Exploration Inc., a Nevada corporation, ("Reading & Bates") and Conoco Development Company ("CDC"). The Borrower has entered into or will enter into a construction contract (the "Vessel Construction Contract," as more fully defined herein) with Samsung Co., Ltd. and Samsung Heavy Industries Co., Ltd., each a Korean corporation, (collectively the "Builder") for the construction of a drillship with top sides (the "Vessel," as more fully defined herein). Under the Vessel Construction Contract, Borrower is or will be obligated to make certain payments to the Builder. Further, during the construction of the Vessel, Borrower may purchase certain equipment to be integrated into or installed on the Vessel ("BFE," as more fully defined herein) and may be required to pay certain amounts for the BFE. It is Borrower's intention to seek construction financing from third party commercial lenders to fund the payments that will be required to be made to the Builder or which may be necessary for the purchase of BFE, but under the Vessel Construction Contract, certain amounts will be due to the Builder prior to Borrower completing the contemplated construction financing and Borrower may also need to purchase BFE prior to the completion of the construction financing.

The Borrower has asked Conoco to make term loans to the Borrower in an aggregate principal amount not to exceed $85,000,000 (including capitalized interest in an aggregate principal amount not to exceed $___________________), the proceeds of which are to be used to pay a portion of the costs due to the Builder under the Vessel Construction Contract prior to the delivery of the Vessel and/or to purchase BFE. Conoco is willing to make such term loans to the Borrower on the terms and conditions hereinafter set forth. Accordingly, the Borrower and Conoco hereby agree as follows:

I.    DEFINITIONS; CERTAIN TERMS

      Definitions
      As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

      "BFE"   means the buyer furnished equipment  that Borrower is to provide under the terms of the Vessel Construction Contract.

      "Borrower" has the meaning specified therefor in the preamble hereto.

      "Borrowing Date" means each date on which a Loan is made hereunder.

      "Builder" has the meaning specified therefor in the preamble hereto.

      "Business Day" means a day on which commercial banks in Houston, Texas and New York City, New York are not required or authorized by law to close.

      "Capitalized Interest Commitment" means the commitment of Conoco to make the Vessel Capitalized Interest Loans to the Borrower pursuant to Sections 2.01(b) and 2.02(b) hereof, respectively, in an aggregate principal amount at any one time outstanding not to exceed $___________________.

      "Closing Date" means the date on which the initial Loan is made hereunder.

      "Commitment"  means   the  Vessel  Construction     Commitment  and  the
      Capitalized Interest Commitment.

      "Conoco" has the meaning specified therefor in the preamble hereto.

      "Construction Financing" means the financing Borrower will put in place on or prior to October 10, 1997, (i) to repay the amounts borrowed hereunder, along with interest, and (ii) to finance other amounts in connection with the construction of the Vessel.

      "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would constitute an Event of Default.

      "Default Rate" means, for any day, a rate per annum equal to the Six Month LIBOR Rate plus 3%.

      "Dollars" and the symbol "$" means the lawful currency of the United States of America.

      "Event of Default"  means any of  the events set  forth in Section  6.01 hereof.

      "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

      "Governmental Authority" means the United States or any state or political subdivision thereof or any foreign nation or political subdivision thereof, any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government in the United States (or any state or political subdivision thereof) or any foreign nation or any political subdivision thereof, including, without limitation, any central bank or other governmental or quasi-governmental authority exercising control over banks or other financial institutions, and any corporation or other entity or authority owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

      "Interest Period" means, with respect to each Loan, (a) the period commencing on the Borrowing Date for such Loan and ending on the numerically corresponding date six months thereafter, and (b) each subsequent period beginning on the last day of the immediately preceding Interest Period and ending on the numerically corresponding date six months thereafter , provided that:

           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the immediately following Business Day (unless such immediately following Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day); and

           (ii) any Interest Period that begins on the last Business Day of a calendar month shall end on the last Business Day of the corresponding sixth calendar month thereafter.

      "Korean Bank"  means the Bank of Seoul.

      "Korean Bank Guarantee" means the Letter of Refundment Guarantee to be issued by the Bank of Seoul, with respect to the Construction Contract.

      "Lien or Liens" means any mortgage, pledge, lien, charge, encumbrance, lease, right, security interest, libel, restriction, covenant, assessment, rights in rem of any kind or claim of whatever nature or description.

      "Loan" means one of the Vessel  Loans.

      "Loan Documents" means this Agreement, the Vessel Note and the Security Agreements.

      "Loan  Maturity Date"  means  the earlier  of  (i) October 10, 1997,  or
      (ii) the date on which Borrower has obtained Construction Financing as contemplated by Section 2.01(c).

      "Loan Termination Date" means the Loan Maturity Date or such earlier date on which the Vessel Construction Commitment and the Capitalized Interest Commitment with respect to the Vessel Loans shall be terminated pursuant to Section 2.01(e), Section 2.01(g) or Section 6.01 hereof.

      "Maturity Dates" means the Loan Maturity Date.

      "Notice of Borrowing" means a notice, substantially in the form of Exhibit B hereto, or, if given by telephone, specifying the matters set forth in such Exhibit B, and followed promptly by a notice substantially in the form of such Exhibit, delivered by the Borrower to Conoco pursuant to Section 2.01(a) hereof.

      "Obligations" means (i) the obligation of the Borrower to pay, as and when due and payable (upon scheduled maturity, acceleration or otherwise), all amounts from time to time owing by it in respect of any Loan Document, whether for principal, interest, fees, expenses or otherwise, and (ii) the obligation of the Borrower to perform or observe all of its other obligations from time to time existing under any Loan Document.

      "Person" means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, joint venture or governmental authority or other regulatory body.

      "Security Agreements" has the meaning specified in Section 2.04 hereof.

      "Six Month LIBOR Rate" means the six month LIBOR rate as quoted in the Wall Street Journal Money Rate Section on the date of funding or on the date of determination thereof (or if the Wall Street Journal is not published on that day, on the first publishing day thereafter), such interest to be calculated for the actual number of days elapsed on the basis of a 360 day year; provided that if no such rates are published in the Wall Street Journal then the Borrower and Conoco shall negotiate in good faith to agree upon an alternative note.

      "Termination Date" means the Loan Termination Date.

      "Vessel"  means  the   Vessel  being  built   pursuant  to  the   Vessel
      Construction Contract.

      "Vessel Capitalized Interest Loan" has the meaning specified therefor in
      Section 2.01(b)(ii) hereof.

      "Vessel Construction Commitment" means the commitment of Conoco to make Vessel Construction Loans to the Borrower pursuant to Section 2.01(a) hereof in an aggregate principal amount at any one time outstanding not to exceed $_____________________.

      "Vessel Construction Contract" means the Contract that may or has been entered into between Borrower and the Builder, providing for the construction and the purchase and sale of a drillship designated as Hull No. 1220, as amended or otherwise modified in accordance with the terms hereof.

      "Vessel Construction Loan" means any loan made by Conoco to the Borrower pursuant to Section 2.01(a).

      "Vessel Loans" means the Vessel Construction Loans and the Vessel Capitalized Interest Loans.

      "Vessel Note" means a promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Vessel Loans, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.


II.   THE LOANS

      2.01  The Vessel Loans
            (a)     Making the Vessel Construction Loans
               Conoco agrees, on the terms and conditions hereinafter set forth, to make Vessel Construction Loans to the Borrower from time to time during the period from the date hereof to but excluding the Loan Termination Date in an aggregate principal amount at any one time outstanding not to exceed the amount of the Vessel Construction Commitment. Each Vessel Construction Loan shall be in an amount which is not less than $1,000,000 and is an integral multiple of $100,000 and shall be made pursuant to an irrevocable Notice of Borrowing delivered by the Borrower to Conoco not later than 12 noon (New York City time) on the third Business Day prior to the Borrowing Date of such proposed Loan. On the Borrowing Date specified in the Notice of Borrowing and upon fulfillment of the applicable conditions set forth in Section III hereof, Conoco will make the requested Vessel Construction Loan available to the Borrower in immediately available funds in U.S. Dollars by, at the option of Conoco, either (i) crediting the Borrower's designated account or (ii) remitting on Borrower's behalf, and in accordance with Borrower's written notification, amounts due the Builder or Persons from whom the Borrower is purchasing BFE.

            (b)     Interest; Vessel Capitalized Interest
               (i) The Borrower will pay interest on the unpaid principal amount of each Vessel Loan, from and including the first day of the Interest Period for such Loan until such principal amount shall be paid in full, at the rate per annum at all times during each Interest Period for such Loan equal to the six month LIBOR Rate in effect two business days prior to the first day of such Interest Period, plus 1% for such Interest Period.

               (ii) Interest accruing on the Vessel Loans shall be due on the last day of each Interest Period and, subject to the terms and conditions hereinafter set forth (including, without limitation, Section 3.02 hereof), prior to the Loan Termination Date shall be added
                       (each such addition herein a "Vessel Capitalized Interest Loan") to the principal amount of the Vessel Loans on the last day of each Interest Period and on the date  on which  such Loan ceases  to bear interest,
                       provided that the aggregate principal amount of the Vessel Capitalized Interest Loans during the term of this Agreement shall not exceed the amount of the Capitalized Interest Commitment. Each Vessel Capitalized Interest Loan shall constitute a Vessel Loan and shall bear interest in accordance with
                       Section 2.01(b)(i) hereof. The Borrower will pay on demand by Conoco any accrued interest on the Vessel Loan (1) due on the date specified above if on such date the Borrower shall not have fulfilled the conditions precedent set forth in Section 3.02 hereof,
                       (2) to the extent that such accrued interest would cause the aggregate principal amount of all Vessel Capitalized Interest Loans to exceed the amount of the Capitalized Interest Commitment, (3) on the Loan Maturity Date and (4) accruing on or after the Loan Termination Date with respect to all amounts not paid on or before the Loan Termination Date.

               (iii) Any amount of principal of and, to the extent permitted by law, interest on a Vessel Loan that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate; provided that the rate of interest payable pursuant to this clause (iii) shall never exceed the rate of interest that Conoco is permitted to charge and receive under laws applicable to Conoco limiting rates of interest that may be charged or collected.

            (c)     Construction Financing
               Borrower agrees it will seek and obtain Construction Financing prior to October 10, 1997, and through the proceeds obtained from such Construction Financing, Borrower agrees to repay to Conoco all amounts due hereunder, provided that the failure of the Borrower to obtain Construction Financing will not effect the obligation of the Borrower to repay all amounts due hereunder no later than October 10, 1997, as provided for in
               Section 2.01 (d) and Borrower's obligation to repay all amounts due hereunder and under the Vessel Note no later than October 10, 1997, is absolute.


            (d)     Repayment; Vessel Note

               (i) The Borrower will repay the unpaid principal amount of, and all accrued and unpaid interest on, and all fees or expenses due in respect of, the Vessel Loans on the Loan Termination Date. The obligation of the Borrower to repay the Vessel Loans shall be evidenced by a single Vessel Note payable to the order of Conoco in a principal amount equal to $_________________.

               (ii) Conoco shall record, and prior to any transfer of the Vessel Note shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date and amount of the Vessel Loans made by it and the date and amount of each payment of principal made by the Borrower with respect to the Vessel Loans, provided that the failure of Conoco to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Vessel Note. Conoco is hereby irrevocably authorized by the Borrower to endorse the Vessel Note and to attach to and make a part of the Vessel Note a continuation of any such schedule as and when required.

            (e)     Prepayments
               (i)  Mandatory Prepayments
                       The Borrower will prepay the aggregate principal amount of the outstanding Vessel Loans in whole, together with all accrued and unpaid interest thereon within 60 days after any date when the Vessel Construction Contract shall have been terminated or rescinded.

               (ii)    Optional Prepayments
                       The Borrower may, upon at least three (3) Business Days' prior written notice to Conoco (which notice shall be irrevocable), prepay the Vessel Loans in whole (but not in part), together with all accrued and unpaid interest thereon.

               (iii)   In General

                       No amount  prepaid may be  reborrowed by the  Borrower.
                       Further,  there   will   be  no   premium  or   penalty
                       applicable to any prepayment.

            (f)     Use of Proceeds
               The Borrower will use the proceeds of the Vessel Construction Loans solely (i) to fund the First Installment payable to the Builder as defined and described in the Vessel Construction Contract, and (ii) to finance the acquisition of BFE.

            (g)     Termination of Vessel Commitment
               (i) Borrower shall have the right, upon at least three Business Days' notice to Conoco, to terminate in whole or reduce in part the unused portion of the Vessel Construction Commitment.

               (ii) On the date a prepayment is made or required to be made pursuant to Section 2.01 hereof, the Vessel Construction Commitment shall be terminated.

      2.02  Payments and Computations
           (a) The Borrower will make each payment hereunder and under the Vessel Note not later than 12 noon (New York City time) on the day when due in Dollars and immediately available funds to Conoco's Account Number ___________________, Reference _______________, maintained
                   by     _______________________________,    in    _________,
                   ___________, ABA  Number _____________.   Any payment  made
                   by the Borrower hereunder or under the Vessel Note after 12 noon (New York City time) shall be deemed to have been made on the next succeeding Business Day.

           (b) All computations of interest shall be made by Conoco on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by Conoco of an interest rate hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

           (c) Whenever any payment hereunder, under the Vessel Note or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest; provided, however, if such extension would cause payment of principal of or interest on a Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

           (d) All payments by the Borrower of principal of, and interest on, the Vessel Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding Conoco's franchise taxes and taxes imposed on or measured by Conoco's net income or receipts (such non-excluded items being called "Taxes").

      2.03  Maximum Amount of Loans
            Notwithstanding anything herein to the contrary, Conoco shall have no obligation to make a Vessel Loan if the making of such Loan would cause the aggregate outstanding principal amount of all Vessel Loans to exceed $85,000,000.

      2.04  Grant of Security Interest
            As security for the repayment of all amounts due hereunder and under the Vessel Note, the Borrower, Reading & Bates, and CDC have executed security agreements (the "Security Agreements") of even date herewith granting to Conoco security interests in the collateral described in the Security Agreements.

III.  CONDITIONS OF LENDING

      3.01  Conditions Precedent to the Initial Loan
            The obligation of Conoco to make the initial Loan is subject to the fulfillment, in a manner satisfactory to Conoco, of each of the following conditions precedent.

            (a)     Delivery of Documents
               Conoco shall have received on or before the Closing Date the following, each in form and substance satisfactory to Conoco and, other than in the cases of clauses (i) and (ii) of this
               Section 3.01(a), dated the Closing Date:

               (i)     the Vessel Note duly executed by the Borrower;

               (ii) such agreements, certificates, members committee and board resolutions of the Borrower and the members, opinions, instruments and other documents as Conoco may reasonably require in connection with the Loan and the giving of security interests as provided for in
                       Section 2.04; and

               (iii) such other agreements, certificates, opinions, instruments and other documents relating to the transactions contemplated by this Agreement as may have been reasonably requested by Conoco (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with such transactions shall be satisfactory in form and substance to Conoco.

            (b)     Proceedings; Receipt of Documents
               All proceedings in connection with the making of the initial Loan and the other transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory to Conoco and its special counsel, and Conoco and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Conoco or such special counsel may reasonably request.

      3.02  Conditions Precedent to All Loans
            The obligation of Conoco to  make any Loan (including the  initial
            Loan) is subject to the fulfillment, in a manner satisfactory to Conoco, of each of the following conditions precedent:

            (a)     Representations and Warranties; No Event of Default
               The following statements shall be true (i) the representations and warranties contained in Section 4.01 of this Agreement are correct on and as of such date as though made on and as of such date; and (ii) no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date.

            (b)     Legality
               The making of such Loan shall not contravene any law, rule or regulation applicable to Conoco or to the Borrower.

            (c)     Borrowing Notice
               Conoco shall have received, at least three Business Days prior to the date of each Vessel Construction Loan, a Notice of Borrowing pursuant to Section 2.01(a) hereof, with respect to such Loan.

            (d)     Delivery of Documents
               Conoco shall have received such other certificates, members committee and board resolutions of the Borrower and the members, opinions, instruments and other documents relating to the transactions contemplated by this Agreement as may have been reasonably requested by Conoco (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with such transactions shall be satisfactory in form and substance to the Conoco.


IV.   REPRESENTATIONS AND WARRANTIES

      4.01  Representations and Warranties of the Borrower
            (a)     Organization, Good Standing, Etc.
               The Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, to execute and deliver each Loan Document to which it is a party, to make the borrowings hereunder and to consummate the transactions contemplated hereby, and (iii) is fully qualified to do business and is in good standing in each of the states of Delaware and Texas.

            (b)     Authorization, Etc.
               The execution, delivery and performance by the Borrower of each Loan Document to which it is a party, (i) have been duly authorized by all necessary limited liability company action,
               (ii) do not and will not contravene its Certificate of Formation or its Limited Liability Company Agreement, any law, rule, regulation, order, decree or any contractual restriction or otherwise affecting it or any of its properties and (iii) do not and will not result in or require the creation of any Lien (other than Liens permitted under Section 5.02) upon or with respect to any of its properties.

            (c)     Governmental Approvals
               No authorization or approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required in connection with the due execution, delivery and performance by the Borrower of any Loan Document to which it is a party except for such that have been obtained or made.

            (d)     Enforceability of Loan Documents
               Each of this Agreement and each other Loan Document to which the Borrower is (or will be) a party, when delivered hereunder, is (or will be), a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (whether asserted at law or in equity).

            (e)     No Material Adverse Change
               Since  October 28,  1996,  there has  been no  material adverse
               change   in  the   financial  condition,   operations,  assets,
               business, properties or prospects of the Borrower.

            (f)     Litigation, Labor Controversies, Etc.
               There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

            (g)     Subsidiaries
               As of the date hereof, the Borrower has no Subsidiaries.

            (h)     Ownership of Assets
               The Borrower owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens (other than Liens permitted under Section 5.02), charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like). The Borrower does not own, lease or operate, and has not previously owned, leased or operated, any facilities or real property.


V.    COVENANTS OF THE BORROWER

      5.01  Affirmative Covenants
            So long as any principal of or interest on the Vessel Note shall remain unpaid or Conoco shall have any Commitment hereunder, the Borrower will, unless Conoco shall otherwise consent in writing:

            (a)     Reporting Requirements
               Furnish to Conoco:

               (i) such financial and other information as Conoco from time to time reasonably request;

               (ii) such other information available to the Borrower concerning the Vessel or the Collateral (as defined in Security Agreement) as Conoco from time to time may reasonably request.

               (iii) promptly and in any event within three Business Days after the occurrence of each Default, a statement of an authorized representative of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto; and

               (iv)    promptly and  in any event  within three Business  Days
                       after the Borrower knows or reasonably should have known of (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, arbitration or labor controversy which could reasonably be expected to materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or prospects or which could reasonably be expected to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the ability of the Borrower to fulfill its obligations under the Loan Documents,
                       (y) the commencement of any labor controversy, litigation, action, arbitration or other proceeding, which could reasonably be expected to materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or prospects or which could reasonably be expected to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the ability of the Borrower to fulfill its obligations under the Loan Documents, or (z) the occurrence of any material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower, in the Collateral or in the ability of the Borrower to perform their Obligations under the Loan Documents, notice thereof and copies of all documentation relating thereto.

            (b)     Preservation of Existence, Etc.
               Maintain and preserve its existence, rights and privileges, and remain duly qualified and in good standing in the states of Delaware and Texas.

            (c)     Obtaining of Permits, Etc.
               Take all reasonable action to obtain, maintain and preserve all permits, licenses, authorizations, approvals and accreditations which are necessary in the United States to perform its obligations under the Loan Documents.

            (d)     Keeping of Records and Books of Account
               Keep adequate records and books of account, with complete entries made in accordance with GAAP consistently applied, reflecting all of its financial transactions.

            (e)     Compliance with Laws, Etc.
               The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders.

            (f)     Insurance
               The Borrower will maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses (and which insurance shall name Conoco as an additional insured and loss payee (except with respect to partial losses not exceeding $2,000,000 per occurrence, provided Borrower uses the such proceeds to repair the Vessel) with respect to tangible Collateral, if applicable, and shall contain endorsements to such policies providing that such insurer will notify Conoco not less than 30 days prior to the expiration or termination of such policies).

      5.02  Negative Covenants

            So long as any principal of or interest on the Vessel Note shall remain unpaid or Conoco shall have any Commitment hereunder, the Borrower will not, without the prior written consent of Conoco:

            (a)     Construction Contract
               Amend, modify or supplement, nor agree to any amendment, modification or supplement of, any of the provisions of the Vessel Construction Contract (other than change orders not exceeding $2,000,000 in any one year).

            (b)     Liens,  Etc.
               Create or assume any Lien upon or with respect to any of the Vessel or any other property or asset of the Borrower, other than Liens arising from the execution of the Loan Documents and Liens for taxes, assessments or governmental charges or levies, provided, that the Borrower is not in default with respect to its payment obligations with respect thereto or is in good faith and by appropriate proceedings diligently contesting such obligations and adequate reserves for the payment thereof have been established.

            (c)     Indebtedness
               Create, incur, assume or suffer to exist or otherwise become or be liable in respect of any indebtedness, other than, without duplication, the following: (i) indebtedness in respect of the Loans and other obligations hereunder and under the other Loan Documents and (ii) unsecured indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding indebtedness incurred through the borrowing of money).


VI.   EVENTS OF DEFAULT

      6.01  Events of Default
            If any of the following Events of Default shall occur and be continuing:

            (a)     Payment Default
               Conoco shall not have received on behalf of the Borrower sufficient funds to pay any principal of or interest on any Vessel Loan or the Vessel Note within three (3) Business Days after the date when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or

            (b)     Breach of Warranty
               Borrower shall have breached any warranty or covenant hereunder or in any other Loan Document and same shall not have been cured within ten (10) Business Days following written notice from Conoco.


            (c)     Judgments
               Any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against the Borrower and either any creditor shall have begun to enforce such judgment or order, or there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

            (d)     Bankruptcy, Insolvency, Etc.
               The Borrower shall (i) become insolvent or generally fail to pay or admit in writing its inability or unwillingness to pay, debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any property of any thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 20 days, provided that the Borrower hereby expressly authorizes Conoco to appear in any court conducting any relevant proceeding during such 20-day period to preserve, protect and defend its rights under the Loan Documents; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding shall be consented to or acquiesced in by the Borrower or shall result in the entry of an order for relief or shall remain for 20 days undismissed, provided that the Borrower hereby expressly authorizes Conoco to appear in any court conducting any such case or proceeding during such 20-day period to preserve, protect and defend its rights under the Loan Documents; or (v) take any action authorizing, or in furtherance of, any of the foregoing.

            (e)     Impairment of Security, Etc.
               Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; the Borrower or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any lien securing any obligation to Conoco shall, in whole or in part, cease to be a perfected lien.

            then, and in any such event, Conoco may, by notice to the Borrower, (i) declare the Commitment to be terminated, (ii) declare the Vessel Note, plus all interest thereon and all other amounts payable under this Agreement including all fees, costs and expenses payable hereunder to be forthwith due and payable, whereupon, the Vessel Note, all applicable interest and all other applicable amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iii) exercise any and all of its other rights under applicable law, hereunder and under the other Loan Documents .

      6.02  Action if Bankruptcy
            If any Event of Default described in Section 6.01(e) shall occur with respect to the Borrower, the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Vessel Loans and all other obligations shall automatically be and become immediately due and payable, without notice or demand.


VII.  MISCELLANEOUS

      7.01  Notices, Etc.
            All notices and other communications provided for hereunder shall be in writing and shall be mailed, telegraphed, telecopied, telexed or delivered:

            to the Borrower at:     Deepwater Drilling L.L.C.
                                    901 Threadneedle, Suite 200
                                    Houston, Texas  77079

                                    Attention: Manager
                                    Fax No. (713) 496-0285

            to Conoco at:                 Conoco Inc.
                                    600 North Dairy Ashford
                                    Houston, Texas  77079

                                    Attention:

                                    Fax No. (713) 293-


            or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7.01. All such notices and other communications shall be effective (i) if mailed, 72 hours after being mailed, (ii) if telecopied, when transmitted and receipt is electronically confirmed, (iii) if telexed, when the appropriate answerback is received, or (iv) if hand delivered, upon delivery, except that notices to Conoco pursuant to
            Article II hereof shall not be effective until received by Conoco.

      7.02  Amendments, Etc.
            No amendment of any provision of this Agreement or the Vessel Note or any other Loan Document shall be effective unless it is in writing and signed by the Borrower and Conoco and no waiver of any provision of this Agreement or the Vessel Note, nor consent to any departure by the Borrower therefrom, shall be effective unless it is in writing and signed by Conoco.

      7.03  No Waiver; Remedies, Etc.
            No failure on the part of Conoco to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Conoco provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Conoco under any Loan Document against any party thereto are not conditional or contingent on any attempt by Conoco to exercise any of its rights under any other Loan Document against such party or against any other person.

      7.04  Severability
            Any provision of this Agreement, or of any other Loan Document to which the Borrower is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      7.05  Successors and Assigns
            This Agreement shall be binding upon and inure to the benefit of the Borrower and Conoco and their respective successors and assigns, except that the Borrower may not assign its rights hereunder or any interest herein without the prior written consent of Conoco. Conoco may freely assign to any affiliate of Conoco, in whole or in part, its rights under this Agreement, or any of the Loan Documents, but shall not otherwise assign such rights to any other Person without the prior written consent of the Borrower. To the extent of any assignment pursuant to this
            Section 7.05, the assignee shall have the same rights and benefits hereunder and under the Vessel Note as it would have if it were Conoco hereunder (including, without limitation, the right to receive payments under Sections 2.05 and 2.07 hereof).

      7.06  Counterparts
            This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

      7.07  Indemnification
            The Borrower hereby indemnifies and holds harmless Conoco, its affiliates, parents, and subsidiaries and their respective directors, officers, employees, agents and advisors, (each an
            "Indemnified Party"), from and against, any and all actions, claims, damages, losses, liabilities, fines, penalties, costs and expenses of any kind (including, without limitation, reasonable counsel fees and costs and expenses) INCLUDING ANY ACTIONS, CLAIMS, DAMAGES, LOSSES, LIABILITIES, FINES, PENALTIES, COSTS OR EXPENSES RESULTING FROM CONOCO'S NEGLIGENCE, in connection with or arising from or relating to the execution, delivery or performance of any of the Loan Documents or any transaction contemplated by, or action omitted to be taken by Conoco under any Loan Document, provided, however, that the Borrower shall have no obligation to protect, indemnify and save harmless Conoco or any Person otherwise entitled to indemnity hereunder with respect to any loss, liability, action, suit, judgment, demand, damage, cost or expense resulting solely from Conoco's or such Person's willful misconduct as determined by final order of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contributions to the payment and satisfaction of the foregoing indemnified liabilities which is permissible under applicable law. Without prejudice to the survival of any other obligation of the Borrower hereunder, the indemnities and obligations of the Borrower contained in this Section 7.07 shall survive the payment in full of all Obligations and the termination of the Commitments.

      7.08  Submission to Jurisdiction
           (a) The Borrower hereby irrevocably consents that any suit, legal action or proceeding against it or any of its property with respect to any of the rights or obligations arising directly or indirectly under or relating to this Agreement, any other Loan Document may be brought in any Delaware State or United States Federal Court located in the City of Wilmington, Delaware, as Conoco may elect, and by execution and delivery of this Agreement, the Borrower hereby irrevocably submits to and accepts with regard to any such suit, legal action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower further irrevocably consents to the service of process in any such suit, legal action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, return receipt requested to all parties entitled to notices under
                   Section 7.01 hereof. The Borrower agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The foregoing shall not limit the right of Conoco to serve process in any other manner permitted by law or to obtain execution of judgment in any other jurisdiction.

           (b) The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, legal action or proceeding arising directly or indirectly under or relating to this Agreement or any other Loan Document in any court located in the City of Wilmington, Delaware and hereby further irrevocably waives any claim that a court located in the City of Wilmington, Delaware is not a convenient forum for any such suit, legal action or proceeding.

           (c) The Borrower hereby irrevocably waives any right it may have under the laws of any jurisdiction to commence by publication any suit, legal action or proceeding with respect to this Agreement or any other Loan Document.

           (d) The Borrower hereby irrevocably agrees that any suit, legal action or proceeding commenced by it with respect to any rights or obligations arising directly or indirectly under or relating to this Agreement or any other Loan Document shall be brought exclusively in any Delaware State or United States Federal Court located in the City of Wilmington, Delaware.

           (e)     To  the  extent that  the  Borrower  has  or hereafter  may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

      7.09  Headings
            Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      7.10  Governing Law
            THIS AGREEMENT AND THE VESSEL NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN DELAWARE WITHOUT CONSIDERATION AS TO CONFLICTS OF LAW PRINCIPLES.

      7.11  Application of Refunds and Payments under Korean Bank Guarantees
            (a) Any and all amounts received by Conoco (at an account designated by Conoco or otherwise) on behalf of the Borrower from the Builder as refunds under the Vessel Construction Contract or from the Korean Bank under the Korean Bank Guarantee shall be held by Conoco as collateral for, and/or then or at any time thereafter applied in whole or in part by Conoco against, all or any part of the Obligations in such order as Conoco shall elect. The Borrower hereby grants to Conoco a security interest in all such amounts. Any surplus of such cash held by Conoco and remaining after payment in full of all of the Obligations and termination of the Commitment shall be paid over to the Borrower.

            (b) Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under this Agreement and the other Loan Documents to the extent set forth herein and therein to perform all of its obligations hereunder and thereunder regardless of whether the Builder or the Korean Bank do not make any refunds under the Vessel Construction Contract or the Korean Bank Guarantee which they may otherwise be required to make, (ii) the exercise by Conoco of any of its rights hereunder and under the other Loan Documents shall not release the Borrower from any of its obligations hereunder or under the other Loan Documents and (iii) Conoco shall not have any duty, obligation or liability by reason of this Agreement or the other Loan Documents under the Vessel Construction Contract, nor shall Conoco be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment under any Loan Document.

      7.12  No Recourse
            (a) Except as otherwise provided herein or any other Loan Document, no recourse shall be had for any claim based on this Agreement or any other Loan Document or otherwise in respect hereof or thereof against any past, present, or future member, authorized representative or employee, as such, of (i) the Borrower or (ii) any predecessor or successor of the Borrower either directly or through the Borrower or any predecessor or successor, whether such recourse be by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceedings or otherwise howsoever; all such liability being expressly waived and released by Conoco.

      7.13  Waiver of Jury Trial
            Each of the Borrower and Conoco waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under this Agreement, the Vessel Note or any other Loan
            Document, and agrees that any such action, proceeding or counterclaim shall be tried before a court and not before a jury.

      7.14  Payment of Costs and Expenses
            The Borrower agrees to pay on demand all reasonable expenses of Conoco (including the reasonable fees and out-of-pocket expenses of counsel and of local counsel, if any, who may be retained by Conoco) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, (ii) the filing, recording, refiling or rerecording of the Collateral Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any of the Collateral Documents, and (iii) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

            The Borrower further agrees to pay, and to save Conoco harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings and credit extensions hereunder, or the issuance of the Vessel Note or any other Loan Documents. The Borrower also agrees to reimburse Conoco upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred in connection with the enforcement of any Loan Documents.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives thereunto duly authorized, as of this ________ day of October, 1996.


DEEPWATER DRILLING L.L.C.                       CONOCO INC.


By:                                       By:
Name:                               Name:
Title:                                    Title:




                                   EXHIBIT A


                                PROMISSORY NOTE

$_______________                                            Dated:

                                                            [Location]


FOR VALUE RECEIVED, the undersigned, Deepwater Drilling L.L.C., a Delaware limited liability company (the "Borrower"), HEREBY PROMISES TO PAY to the order of Conoco Inc. ("Conoco") the principal amount of
______________________________                ________________________________
($________________) or, if less, the sum of each (i) Vessel Construction Loan (as hereinafter defined) and (ii) Capitalized Interest Loan (as hereinafter defined) made by Conoco to the Borrower pursuant to the Credit Agreement (as hereinafter defined) on the Loan Maturity Date (as defined in the Credit Agreement). The Vessel Construction Loans and the Capitalized Interest Loans are collectively referred to herein as the "Vessel Loans."

The Borrower promises to pay interest on the unpaid principal amount of each Vessel Loan made by the Bank to the Borrower, from the date of such Vessel Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Notwithstanding any other provision of this Promissory Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America in immediately available funds to Conoco at its Account Number __________________, Reference __________________________,
maintained by Conoco. Each Vessel Loan made by Conoco to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal hereof, shall be recorded by Conoco and, prior to any transfer hereof, endorsed on the schedule attached hereto which is a part of this Promissory Note; provided, that the failure of Conoco to make any recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Promissory Note is the Vessel Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of ______________________________ (as amended or otherwise modified from time to time, the "Credit Agreement"), by and between the Borrower and Conoco. The Credit Agreement, among other things, (i) provides for the making of (a) loans (the "Vessel Construction Loans") by Conoco to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Vessel Construction Commitment (as defined in the Credit Agreement), and (b) loans (the "Capitalized Interest Loans") deemed made by Conoco to the Borrower to pay interest accrued on the Vessel Construction Loans and on prior Capitalized Interest Loans in an aggregate amount not to exceed $_____________________, the indebtedness of the Borrower resulting from each such Vessel Loan being evidenced by this promissory Note; and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for the prepayment of the principal hereof (together with all accrued and unpaid interest thereon) prior to the maturity hereof upon the terms and conditions therein specified.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Delaware.


                                    DEEPWATER DRILLING L.L.C.


                                    By:
                                    Name:
                                    Title:





                                   EXHIBIT B

                               BORROWING REQUEST


Conoco Inc.


Attention:  [Name]
            [Title]

Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to the Credit Agreement, dated as of October _____, 1996 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Deepwater Drilling LLC, a Delaware limited liability company (the "Borrower") and Conoco Inc.. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that a Vessel Loan be made in the aggregate principal amount of $____________ on ____________________, 19____.

The Borrower hereby agrees that the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 3.02 of the Credit Agreement are true and correct in all material respects.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify Conoco. Except to the extent, if any, that prior to the time of the Borrowing requested hereby Conoco shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:


                          Person to be Paid
  Amount to be          Name            Account No.      Name, Address, etc.
  Transferred                                          of Transferee Lender


 $
                                                       Attention:


 $
                                                       Attention:

 Balance of     The Borrower
 such
 Proceeds                                              Attention:



The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Representative this _______ day of _________________, 19_____.


                                    DEEPWATER DRILLING L.L.C.


                                    By:
                                    Name:
                                    Title: